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                                                                   EXHIBIT 10.24



                                   AGREEMENT

                                    BETWEEN

                         VIASYSTEMS TECHNOLOGIES, INC.

                                      AND

                                [CWA GRAPHICS]

                     THE COMMUNICATIONS WORKERS OF AMERICA

                                    PREAMBLE

INTENT AND DUTY OF THE PARTIES

1. GENERAL AGREEMENT made this 30th day of December, 1996, by and between ViaSystems Technologies, Inc. hereinafter called the COMPANY and the Communications Workers of America, hereinafter called the UNION.

2. And, whereas, the parties have engaged in collective bargaining for the purpose of developing a general agreement on wages, hours of work, and other conditions of employment;

3. Now, therefore, in consideration of the premises and mutual agreements herein contained, the parties hereto agree with each other as follows with respect to the employees of the COMPANY recognized as being represented by the UNION:




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                               TABLE OF CONTENTS


PREAMBLE                                                                     1

ARTICLE  1      RECOGNITION                                                  2

ARTICLE  2      RIGHTS AND OBLIGATIONS                                       3

ARTICLE  3      DEFINED TERMS                                                5

ARTICLE  4      SENIORITY                                                   14

ARTICLE  5      UNION REPRESENTATION                                        15

ARTICLE  6      UNION-MANAGEMENT RELATIONS                                  18

ARTICLE  7      GRIEVANCE AND ARBITRATION PROCEDURE                         24

ARTICLE  8      OCCUPATIONAL JOB CLASSIFICATIONS                            28

ARTICLE  9      MOVEMENT OF PERSONNEL                                       30

ARTICLE  10     WAGES                                                       42

ARTICLE  11     HOURS OF WORK                                               46

ARTICLE  12     PREMIUM PAYMENTS                                            49

ARTICLE  13     VACATIONS                                                   52

ARTICLE  14     HOLIDAYS                                                    56

ARTICLE  15     EXCUSED WORK DAYS                                           58

ARTICLE  16     PAY TREATMENT FOR ABSENCES                                  60

ARTICLE  17     FORCE ADJUSTMENT PROTECTION                                 63

ARTICLE  18     CONTRACT EMPLOYEES                                          66

ARTICLE  19     SAFETY AND HEALTH                                           68

ARTICLE  20     MISCELLANEOUS AGREEMENTS                                    70

ARTICLE  21     DURATION                                                    84

APPENDIX A      WAGE SCHEDULES                                              85

APPENDIX B      OCCUPATIONAL JOB CLASSIFICATIONS                            86

APPENDIX C      JOURNEYMAN CARD - JOURNEYMAN TRADE PLAN                     88


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                            ARTICLE 1 - RECOGNITION

1. The COMPANY hereby recognizes the UNION as the exclusive representative of all employees relative to rates of pay, hours of work, and other conditions of employment for all its employees, as hereinafter defined, at its manufacturing plant located at 4500 S. Laburnum Avenue, Richmond, Virginia.

2. The term "Employee" as used in this Agreement applies to all of the COMPANY's current hourly rated production and maintenance unit employees and non-confidential office and factory clerical employees; (referred to as salary-graded); it does not include security officers and supervisors not eligible under the Act.

     A) Work normally assigned to bargaining unit employees will not be performed by either supervisory or non-supervisory, (engineers, TSM's, etc.) except when necessary to afford instruction to employees, supervisors or other managerial personnel, to maintain production for temporary periods in emergency situations when appropriate bargaining unit employees are not available. Hourly production and maintenance personnel will not perform any non-confidential office and factory clerical functions nor will non-confidential office and factory clerical employees perform any production or maintenance functions.




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                       ARTICLE 2 - RIGHTS AND OBLIGATIONS

1.    MANAGEMENT OF THE BUSINESS

     A) Except as otherwise specifically provided in this Agreement, the management of the COMPANY's business and the direction of the working forces, including, but not limited to, the right to hire, suspend, discipline or discharge for just cause, to require employees to observe reasonable COMPANY rules and regulations, the right to maintain order and efficiency and to promote, the right to reduce the working forces or relieve employees from duty because of lack of work, the right to select sources of materials, equipment and customers, the right to determine the products to be manufactured, purchased, handled or sold and the means, methods, processes and schedules thereof, the right to introduce new and improved methods or facilities or to extend, limit, change its operations when and in such manner as it deems advisable to do so, and the exercise of such other management prerogatives as are not restricted by this Agreement shall be vested exclusively in the COMPANY, provided, however, that none of the powers herein reserved to the COMPANY shall be used for the purpose of discrimination against any members of the UNION.

2.   FEDERAL AND STATE LAWS

     A) In the event that any provision of this Agreement should be modified or deleted to conform to any federal or state law or regulation, or any order, determination, ruling or regulation of a federal or state executive or administrative agency or court, the COMPANY shall notify the UNION in writing. Negotiations shall then take place if requested by the UNION. In the event of such negotiations, the changes shall not be implemented until (a) agreement is reached, or (b) the COMPANY determines that timely action is required by the law, regulation, order, determination or ruling, whichever occurs sooner.

3.    NONDISCRIMINATION

     A) There shall be no discrimination on the part of the COMPANY or the UNION, or its officers, members, representatives or agents, against any employee because of membership or non-membership in the UNION.

     B) No employee shall be subjected to prejudice or discrimination because of action taken by representatives of the UNION in presenting grievances instituted for such employee under the provisions of this agreement.

     C) Neither the UNION, nor its officers, members, representatives or agents, will intimidate or coerce employees into joining or continuing their membership in the UNION.

     D) In a desire to restate their respective policies, neither the COMPANY nor the UNION shall unlawfully discriminate against any employee because of such employee's race, color, religion, sex, age, or national origin, or because he or she is handicapped, a disabled veteran or a veteran of



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

          the Vietnam era.

4.   SUCESSORSHIP

     A) If the COMPANY decides at any time during the term of this agreement to offer the Richmond plant or a substantial part of the Richmond plant for sale it will treat the employees represented by the UNION as it would any legitimate potential buyer. The UNION, in the event it chooses to pursue the purchase, will have full access to due diligence information as would any potential legitimate buyer.

     B) Regardless of the employees' status in the purchase process (paragraph A above), the COMPANY agrees that it will not sell, convey, assign or otherwise transfer the plant or any substantial part thereof covered by this agreement between the COMPANY and the COMMUNICATION WORKERS OF AMERICA to any other buyer unless the buyer agrees to assume this collective bargaining agreement and thereby recognizes the UNION as the bargaining representative for the employees within the existing bargaining unit.

     C) Reference to this successorship agreement will be specifically included in any offering memorandum or purchase agreement rendered between the COMPANY and any purchaser or transferee.



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                           ARTICLE 3 - DEFINED TERMS

1. The following definitions are applicable to terms in this and any other agreements between the COMPANY and the UNION:

     A)   ADJUSTED RATE --

          An employee's total rate, resulting from the sum of his or her standard rate and any applicable premiums.

     B)   AGENT --

          An individual who is not an employee of the COMPANY in the bargaining unit recognized in accordance with Article 1, Recognition, who has been so designated by the UNION in accordance with Paragraph 2(A) of
          Article 5, UNION Representation.

     C)   CONTROL RATE ---

          A rate of pay on the progression scale (Step 5) for Trades Group 2 beyond which journeyman shall not progress until after demonstrating the ability to perform effectively the full range of work as described in the applicable Journeyman Trades Plan Occupational description.

     D)   DAY IN LIEU OF SATURDAY --

          For a 7-day coverage employee, the first scheduled day off in the workweek when operations are on a 5-day schedule basis, or the sixth scheduled day in the workweek when operations are on a 6-day schedule basis.

     E)   DAY IN LIEU OF SUNDAY --

          For a 7-day coverage employee, the second scheduled day off in the workweek when operations are on a 5-day schedule basis, or the one scheduled day off in the workweek when operations are on a 6-day schedule basis.

     F)   DISMISSAL --

          Termination due to poor or marginal performance, employee's unsuitability on present assignment, poor attendance or excessive lateness or unsatisfactory conduct.

     G)   DOUBLE TIME --

          Pay at 200% of an employee's adjusted rate plus applicable night work and 7-day coverage bonuses.



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     H)   DOUBLE TIME AND ONE-HALF --

          Pay at 250% of an employee's adjusted rate plus applicable night work and 7-day coverage bonuses.

     I)   INTERIM STATUS --

          A non-disciplinary interruption of employment without pay after an employee has been charged for a crime for which he or she would be terminated if found guilty and continuing until a disposition of the charge or charges or further action by the COMPANY.

     J)   JOURNEYMAN --

          A QUALIFIED employee in a skilled trade or craft who has completed an apprenticeship or equivalent training and who is expected to perform all levels of work within his or her base trade and complete any assignment consistent with skills acquired through previous experience and/or training.

     K)   LAYOFF OR LAID OFF --

          A termination of employment arising out of a reduction in the force due to lack of work. Under the following circumstances, an employee's services shall not be considered terminated by layoff nor shall an employee be considered laid off: (1) when the employee's services are temporarily interrupted because of but not limited to such causes as material shortage, equipment failure, power failure, labor dispute, or other circumstances which cause a temporary cessation or reduction in operations; (2) when the employee is not reinstated from leave of absence.

     L)   LOANED EMPLOYEE --

          An employee whose normal assignment has been changed for a period of time not to exceed four weeks, without change in the employee's employment and payroll records.

     M)   MAXIMUM RATE --

          The top rate of the progression scale for a specific wage schedule.

     N)   MINIMUM RATE --

          The minimum rate of the progression scale for a specific wage schedule.



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     O)   NATURE OF TASK --

          Only routine maintenance tasks of the following nature will be considered:

               o    Must be repetitive.
               o    Require only hand tools.
               o    Require no craft skills or craft skills training.
               o    Require no major disassembly/reassembly.
               o    Require no critical adjustments.
               o    Have no major safety ramifications if done wrong.

     P)   NIGHT TOUR --

          When the employee's scheduled daily tour falls wholly or in part between 6:00 p.m. and 6:00 a.m..

     Q)   NIGHT WORK BONUS --

          A bonus of ten percent of an employee's adjusted rate.

     R)   NONSCHEDULED DAY --

          A day outside the scheduled weekly tour.

     S)   OFFICER --

          An agent or representative who has been so designated by the UNION in accordance with Paragraph 2(A) of Article 5, UNION Representation.

     T)   PRODUCTION OCCUPATION --

          An Occupational Job Classification in Production Level requiring certain levels of expertise, proficiency and competence which is associated with the manufacture and assembly of products and which is assigned to an organizational unit functionally responsible for each services in the manufacture of products.

     U)   REPRESENTATIVE --

          An employee of the COMPANY in the bargaining unit recognized in accordance with Article 1, Recognition, who has been so designated by the UNION in accordance with Paragraph 2(A) of Article 5, UNION Representation.



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

     V)   SCHEDULED DAILY TOUR --

          The hours in a day an employee is scheduled to work, excluding any unpaid meal or overtime periods. An entire tour which begins four hours or less before midnight shall be considered to be a tour on the following calendar day.

     W)   SCHEDULED WEEKLY TOUR --

          The portion of the workweek comprised of scheduled daily tours, but excluding nonscheduled days.

     X)   7-DAY COVERAGE BONUS --

          A bonus of ten percent of an employee's adjusted rate.

     Y)   7-DAY COVERAGE EMPLOYEE --

          An employee whose scheduled weekly tour involves special or rotating tours which frequently include working on calendar Saturdays and/or Sundays, and who works on a 7-day coverage job.

     Z)   7-DAY COVERAGE JOB --

          A job which, because of the nature of the work or the demands of the business, regularly requires operations on all seven days of the workweek.

     AA)  STANDARD RATE --

          A rate of pay assigned to an employee based on the employee's Occupational Job Classification.

     BB)  TIME AND ONE-HALF --

          Pay at 150% of the adjusted rate plus applicable night work and 7-day coverage bonuses.

     CC)  TRADES OCCUPATION --

          A skilled trades or craft job in a Trades Occupational Job Classification which is associated with the construction, repair and maintenance of tools, machines, equipment, buildings and service systems used in the manufacture of the COMPANY's products and which is assigned to an organizational unit functionally responsible for such services.



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     DD)  WORKWEEK --

          Seven consecutive calendar days beginning with Sunday, except that for employees on tours which start less than four hours before Saturday midnight and extend into Sunday, the workweek shall be considered as beginning with the start of such tours.


2. The use of the masculine or feminine gender or titles in this and any other agreement between the COMPANY and the UNION shall be construed as including both genders and not as a sex limitation unless the agreement clearly requires a different construction.


                  HOURLY PRODUCTION TWELVE-HOUR WEEKEND SHIFTS
                                  DEFINITIONS


Notwithstanding the existing provisions of Article 3, Defined Terms, the following terms will apply to the hourly production employees working 12-hour weekend shift.

     A)   TWELVE-HOUR WEEKEND SHIFT STANDARD DAILY TOUR --

          A tour of duty of 12 scheduled hours of work.

     B)   TWELVE-HOUR WEEKEND SHIFT STANDARD WEEKLY TOUR --

          Three consecutive 12-hour weekend standard daily shifts, arranged by the COMPANY, regularly including Fridays, Saturdays, Sundays, or Mondays.

     C)   NONSCHEDULED WORK DAYS --

          The 1st, 2nd, 3rd and 4th days in the workweek which the employee is not scheduled to work when the employee's 12-hour weekend shift standard weekly shift includes three 12-hour weekend shift standard daily tours.

     D)   NIGHT SHIFT --

          For 12-hour weekend shift employees , a shift which begins on or after 6:00 p.m. but before 6:00 a.m.

     E)   RESIDUAL TIME --

          Hours in the hourly time bank described herein.



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     F)   REST PERIODS --

          For 12-hour weekend shift employees - one rest period of 15 minutes during each one-half of their 12-hour weekend shift standard daily tour and a paid 1/2 hour lunch period normally taken mid-way through the shift.

     G)   NIGHT WORK BONUS --

          Night work bonus will apply to the night shift as defined above.

     H)   TWELVE-HOUR WEEKEND SHIFT BONUS --

          Four hours pay at the adjusted rate will be provided to employees assigned to three-day, 12-hour weekend shifts.

     I)   OVERTIME --

          Notwithstanding the provisions of Article 13, Premium Payments, overtime payments for 12-hour weekend shift employees, shall be as follows:

         (1)   Time and one-half will be paid for authorized time worked:

              (A) Outside of the 12-hour weekend shift standard daily tour.

              (B) On a 12-hour weekend employee's nonscheduled workday.

                  (i) The following will be credited as time worked in computing such 40 hours of authorized time worked:
                       a)   paid vacations
                       b)   paid holidays
                       c)   paid excused work days
                       d) paid sickness absences not covered under the Sickness and Accident Disability Benefit Plan, and
                       e) time spent by the Union representative in the performance of Union duties during his or her 12-hour weekend shift standard daily work schedule

                  (ii) Double time shall apply for overtime hours paid at time and one-half in excess of eight hours in the workweek.

                  (iii)Double time and one-half will apply to authorized time worked on the day on which a holiday recognized for the 12-hour weekend shift employees is observed.



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     J)   HOURLY TIME BANKS --

         (1) For employees who work on regular eight-hour per day standard daily shifts, time off for vacations and excused work days is granted in a yearly allocation of days. With 12-hour weekend shifts, vacations and EWD time must be converted to hours for each category of time off as follows:

               Eight hours X employee's annual eligibility in days = annual hours of eligibility.

               For example, an employee works an eight-hour day, and is eligible to 10 vacation days, eight hours X 10 days = 80 hours of vacation time in the hourly time bank. The same principle applies to excused work days.

     K)   VACATIONS --

         (1) Vacation eligibility for 12-hour weekend shift employees will be converted to a hourly total by multiplying eight times the employee's annual vacation eligibility.

         (2) Vacation time for 12-hour weekend shift employees must be taken in 12-hour increments or may be scheduled in half-day (6-hour) increments.

         (3) Any time remaining after vacation time has been scheduled in 12 hour or in half-day (6 hour) increments will be converted to residual time and placed in the employee's hourly time bank.

         (4) "Pay in lieu of" situations applicable to vacations because of separations through dismissal (except for unsatisfactory conduct), layoff, resignation, retirements or death, will also apply to residual time. Pay for unused vacation time due to leaves of absence or transfers will include payment of any residual time due to the employees.

     L)   EXCUSED WORK DAYS --

         (1) Excused work days (EWD) eligibility for 12-hour weekend shift employees will be converted to an hourly total by multiplying eight times the employee's annual EWD eligibility.

         (2) Designated EWD for 12-hour weekend employees will require the use of 12 hours.

         (3) Non-designated EWD time may be taken in 12 hour or in half-day (6 hour) increments.

         (4) In addition, an employee will be permitted to designate either eight hours of unpaid excused




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               work day, or 24 hours of paid, non- designated EWD to be
               scheduled into increments with a minimum of two hours for any such increment. An employee may utilize such increments provided the employee notifies his or her supervisor prior to the start of his or her standard daily tour, and further provided that the needs of the business permit the employee to be excused from work.

         (5) If an employee does not designate his or her unpaid EWD in increments as described above; the employee may use his or her unpaid EWD in an eight-hour increment. In such case, the employee may use additional hours of paid residual time to complete the 12-hour weekend shift increment.

         (6) Any time remaining after paid EWDs have been scheduled in accordance with the above, will be converted to residual time and placed in the employee's hourly time bank.

     M)   HOLIDAYS --

         (1)   Authorized holidays for 12-hour weekend shift employees will be:

             o   New Year's Day
             o   Good Friday
             o   Easter Sunday
             o   Memorial Day
             o   July Fourth
             o   Labor Day
             o   Thanksgiving Day
             o   Day After Thanksgiving
             o   Day Before Christmas
             o   Christmas Day

          NOTE: Employees have 80 hours of holiday time to apply to the holidays designated above.

         (2) A 12-hour weekend shift employee who does not work on an authorized holiday will receive 12 hours holiday allowance at straight time, provided that the maximum amount of holiday allowance pay does not exceed 80 hours in a calendar year. In the event an employee whose amount of holiday allowance pay has exceeded 80 hours in a calendar year observes a holiday in accordance with the above schedule, such employee shall be paid using residual time. In the event that the employee has insufficient residual time, the holiday (or portion thereof) shall be unpaid.

     N)    USE OF RESIDUAL TIME --

          (1) If total residual time is 12 hours or more, an employee must take 12 hours of the residual time as excused paid time in an increment of 12 hours. Vacation carry over provisions apply.



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          (2)  If total residual time is less than 12 hours, an employee must take the residual time as excused paid time in one or more increments, of no less than two hours each.

          (3) Residual time that is not taken in accordance with the above, if mutually agreed to by the COMPANY and the UNION, may be "bought out" by the COMPANY at straight time. This will be limited to a one buyout per calendar year, of an increment of less than 12 hours.

     O)    OTHER PAID TIME OFF --

          (1) Pay of absence from work will follow the applicable provisions of the general agreement, based on the employee's 12-hour weekend shift standard daily work schedule.



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                             Article 4 - SENIORITY

1.    DEFINITION OF SENIORITY

     A) Seniority shall be taken into account in the treatment of employees and shall apply to all provisions of the contract.

     B) Seniority is defined as the length of an employee's cumulative service with the COMPANY and shall be expressed as the date on which such cumulative service started, i.e. the date first employed by the COMPANY.

     C) Employees will come over to the COMPANY with their employee number assigned to them based on their seniority from LUCENT.

     D) Throughout this contract when seniority is mentioned, this will include service date and the employee's number to determine the employee with the most seniority.

     E) When two (2) or more employees are hired for the COMPANY on the same date, the last four (4) digits of their social security number will determine their employee number, with the lower social security number given the first available employee number. If a tie still exists then the entire social security number will be used with the lower number given the first available employee number.

2.   SENIORITY TRANSITION FROM LUCENT TO THE COMPANY

     A) Employees with six (6) months or more LUCENT service will have no introductory period and be covered immediately for all purposes (i.e. discipline, grievances, arbitration, FMLA applications, benefits, wage treatment for demotions).

     B) For those employees with less than six (6) months of LUCENT service, the introductory period will end and coverage will begin for all purposes (i.e. discipline grievances, arbitration, FMLA application, benefits, wage treatment for demotions) once the combined services with the COMPANY and LUCENT equals six (6) months.




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                        ARTICLE 5 - UNION REPRESENTATION

1.   COLLECTIVE BARGAINING PROCEDURE

     A) Collective bargaining shall be conducted by authorized bargaining representatives of the COMPANY and of the UNION. The parties shall notify each other initially in writing of the names of their authorized bargaining representatives and thereafter of any changes which may occur. All such written communications from the Union shall be signed by the President of the UNION, or designee.

     B) Neither the COMPANY nor the Union shall be represented ordinarily in collective bargaining meetings by more than five persons.

     C) Collective bargaining meetings shall be held at times and places mutually convenient at the request of either party. The party requesting the meeting shall inform the other reasonably in advance of the subjects to be discussed. Except in urgent cases, such notification shall be in writing.

     D) The COMPANY's designated bargaining agent shall not be required to bargain collectively unless at least two UNION representatives designated for such purpose, are present.

2.   AUTHORIZATION PROCEDURES FOR BARGAINING REPRESENTATIVES

     A) The UNION shall advise the COMPANY in writing of the names its representatives and agents and their respective authorities (including titles of the UNION officers). Such notification shall be signed by the President of the UNION.

         (1) It is agreed that there shall be no more than one (1) such UNION REPRESENTATIVE for each thirty (30) employees in the bargaining unit as of the close of the previous fiscal month. There shall be a minimum of five (5) such UNION REPRESENTATIVES in the bargaining unit.

3.   EXCUSED ABSENCES FOR UNION DUTIES

     A) Upon request, the COMPANY will excuse a representative from COMPANY duties to perform UNION duties, provided the work situation permits and provided the representative:

          (1) Arranges with his or her supervisor for the period of such time off;

          (2) Obtains certification of the time the representative leaves his or her COMPANY duties;

          (3) Makes the necessary arrangements with the supervisor with whom the employee wishes to confer or with the supervisor in charge of the area where the observation of a work operation or condition is necessary;



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

          (4) Notifies his or her supervisor upon return to assigned COMPANY duty and obtains certification of the time of return;

          (5) Complies at all times with the COMPANY's time recording and pass routines.

          (6) Carries out the UNION duties involved in such manner that there is the least interference with COMPANY activities.

          (7) The above also applies to Representatives being excused for UNION business without pay.

          (8) A representative shall be paid at his or her adjusted rate plus applicable night work and 7-day coverage bonuses for time lost from assigned COMPANY duty when conferring with Management during such representative's scheduled daily tour. Such representative shall also be reimbursed for reasonable travel and board and lodging expenses which are directly related to participation in such activities, however, the following limitations shall ordinarily apply:


       MEETINGS WITH                     NUMBER OF REPRESENTATIVES TO BE PAID
       -------------                     ------------------------------------
    1st Level Managers                                    1
    2nd Level Managers                                    2
3rd or Higher Level Managers                              3
  Company Bargaining Agents                               3


          (9) The COMPANY and the UNION agree that the UNION will have the opportunity to meet with newly hired employees as part of the overall orientation process for the purpose of furnishing them with information about the UNION. The UNION's segment of this process will be limited to a maximum of 60 minutes. Time spent during the representative's scheduled daily tour will be paid as time worked.

               (i) The COMPANY will provide the UNION a list of new hires with organization numbers and shift prior to completion of their orientation.

4.   LEAVES OF ABSENCE FOR UNION BUSINESS

     A) Upon request of the President of the UNION Local, a reasonable number of employees who have been selected by the Union to perform UNION duties which will take them from their assigned COMPANY duty for a continuous period of more than one month shall be granted leaves of absence. However, the COMPANY may refuse to excuse an employee at a time when such absence from assigned Company duty will seriously interfere with the operation of the business.

          (1) All absences of more than one month shall be covered by a formal leave of absence stating the purpose for which the leave of absence is granted and the conditions pertaining thereto. Seniority will be broken and such leave of absence will automatically terminate if and when an



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               employee ceases to engage in the activities for which the leave of absence was granted, or if and when any part of the absence is used for activities other than for which the leave of absence was granted.

       (2)     Such leaves of absence shall be:

              (i)   without pay;

              (ii) with credit in seniority for previous credited service (upon subsequent reinstatement from the leave of absence);

              (iii) with credit in seniority for the time absent (upon
                    subsequent reinstatement from the leaves of absence);

              (iv) upon return from such a leave of absence, an employee shall be reinstated at work generally similar to that in which last engaged prior to the leave of absence and for which the employee is qualified.

                     ARTICLE 6 - UNION-MANAGEMENT RELATIONS

1.   CONDUCTING UNION BUSINESS ON COMPANY PREMISES

     A) Neither the UNION nor any employee shall solicit UNION membership on COMPANY premises during the assigned working time of the employees involved in the solicitation, nor shall any other Union business be conducted on COMPANY premises except:

          (1) Collective bargaining or conferring with COMPANY representatives, or the observation of a work operation or condition related to a specific grievance when such observation can properly be conducted only during the working time of the employees involved, in which case observation shall be limited to the scheduled weekly tour of the employees involved.

          (2) The distribution of UNION material such as but not limited to papers, leaflets, handbills or literature may be made by the UNION or an employee, provided such distribution is not made in working areas (as designated by the COMPANY) or during the assigned working time of the employees involved, and provided such distribution does not interfere with work operations or provoke disorder, or result in littering of the premises. UNION materials will be reviewed by Labor Relations prior to distribution unless other arrangements have been made.

          (3) The COMPANY agrees to provide all hours passes for ten (10) Executive Board members of the local UNION.

2.   ACCESS OF UNION AGENTS AND/OR OFFICIALS TO COMPANY PREMISES

     A) Accredited UNION agents and/or officials not employed by the COMPANY will have reasonable access to COMPANY premises for the purposes of conferring with Management and/or to conduct UNION business provided:

          (1) Application for such access is approved in advance by the COMPANY's bargaining agent or such bargaining agent's delegate.

          (2) There is compliance with the COMPANY's pass routines and rules covering access to and movement of visitors within COMPANY premises.

3.   NOTICES TO THE LOCAL UNION

     A) The COMPANY agrees to inform the Local UNION, in a timely manner, of any changes in the work force resulting from changes in the work load, including significant changes in overtime schedules.

     B) The employee's supervisor will notify, in writing, the Local representative in a timely manner regarding disciplinary action, dismissal or resignation, formal transfers and hiring new employees. In the case of disciplinary action or dismissal, the time limits for
          Article 7, Grievance and

          Arbitration Procedure, will start with the supervisor's notification to the UNION.

     C) The COMPANY will endeavor to provide as much notice as possible with a minimum of fourteen (14) days in advance of layoffs due to lack of work.

     D) The COMPANY will notify the UNION, in writing and in a timely manner, of any pay or benefits withheld from an employee.

4.   PAYROLL DUES DEDUCTION PROCEDURES

     A) Upon receipt of a payroll deduction authorization from an employee, in the form attached hereto the COMPANY will initiate deductions for amounts equal to UNION dues (and, if authorized, an initiation fee) from such employee's salary or wages, sickness or disability payments, or other benefit payments or vacation payments.

          (1) Deduction shall be made from the employee's salary or wages, sickness or disability payments, or other benefit payments or vacation payments as follows:


-------------------------------------------------------------------------------
          EMPLOYEES PAID                                DEDUCTIONS
-------------------------------------------------------------------------------

              Weekly                        installments in the first 4 fiscal
                                                   weeks each month
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


          (2) Deductions shall begin during the first payroll period in the month following receipt of a newly executed payroll deduction authorization by the Payroll Office, and provided there is sufficient pay available to cover the amount authorized after the following deductions have been made:

               (i)  those required by law.

          (3) If the scheduled deduction for amounts equal to UNION dues cannot be made in the period(s) specified above, such deduction(s) will be made during the consecutive payroll periods ending no later than the last payroll period in the following month.

          (4) Payroll deduction authorizations shall be suspended when an employee:

               (i) is transferred to a job that is not represented by the Communications Workers of America, goes on a leave of

                    (I.)  absence of more than one month, or

                    (II.) is removed from the payroll of the COMPANY.

          (5) "Payroll Deduction Authorizations" suspended in accordance with Paragraph 4(A)(4) shall be reactivated on the first payroll period following the return of an employee to a job that is represented by the UNION.

          (6) Except as provided in Paragraph 4(A)(4), payroll deduction authorizations shall remain in effect when an individual is employed by the COMPANY unless canceled by such employee. Such cancellation must be individually sent to the COMPANY Payroll Office and to the UNION by certified mail during the 14-day period prior to the anniversary date or termination date of the current or subsequent collective bargaining agreement.

          (7) In the event an employee who cancels a payroll deduction authorization in accordance with the above paragraph, wishes to resume deductions for amounts equal to UNION dues, such employee shall be obligated to complete a new "Payroll Deduction Authorization".

          (8) By written certification, the UNION shall keep the COMPANY currently informed of the amount of regular monthly dues lawfully in effect in each Local having jurisdiction over any employees in the bargaining unit. Such amount or formula shall be uniform for all employees represented by the Local.

          (9) Certifications which change the amounts equal to UNION dues will be accepted by the COMPANY no more than three times in any calendar year.

          (10) Amounts deducted in accordance with the above provisions shall be remitted to the UNION no later than the end of the second
               (2nd) week following the months during which the deductions were made, the COMPANY shall deliver to the UNION a check for the amount due, payable to the UNION, accompanied by a positive tape record showing the names of employees from whose pay:

               (i)   Regular deductions have been made.

               (ii) No deduction has been made because of cancellation of authorization.

               (iii) No deduction has been made because of revocation of
                     authorization.

               (iv) No deduction has been made because of insufficient earnings in this pay period.

               (v)   Deduction has been made for a prior month.

          (11) It is recognized that the suspension, reactivation and cancellation procedures for payroll deduction authorizations contained herein shall be observed for all employees in the bargaining unit on the effective date of this collective bargaining agreement.

          (12) It is understood that the COMPANY assumes no responsibility for the consequences of any failure to make such deduction or mistakes in connection therewith and that neither the COMPANY nor any of its officers, agents or employees shall in any way be held liable or responsible for any loss.

5.   BULLETIN BOARDS

     A) The COMPANY will furnish and maintain all existing UNION bulletin boards in the plant on the date this Agreement becomes effective. Additional bulletin boards may be added by mutual agreement of the parties.

6.   MAINTENANCE OF WORK OPERATIONS

     A) There shall be no strikes, work stoppages, slowdowns, or other interferences with or interruptions of work operations, including absences from assigned COMPANY duties to attend UNION meetings at any time during the period of this agreement. No officer, agent or representative of the UNION shall authorize, instigate or condone any such activity. No employee shall participate in any such activity. The COMPANY shall have the right to take disciplinary action against any employee participating in the violation.

          (1) The COMPANY shall not institute a lockout of employees (meaning thereby - to temporarily shutdown the operations with an intent unlawfully to affect the rights of employees in respect to UNION representation).

7.   CREATIVE SOLUTIONS TEAMS

     The parties share the goals of building a world class, high performance organization and addressing employment security through business success. Approaches such as joint creative solutions teams may facilitate the achievement of these goals.

     Management and CWA support the participatory process as an important part of the collective bargaining process. Collective bargaining provides a continuing framework to discuss approaches to improving the work process as well as terms and conditions of employment.

     The parties agree to the following principles to ensure success of the Joint Creative Team process:

     A) The UNION and management must mutually agree on roles and responsibilities, objectives and goals, how the relationship will be described and communicated, the substance and providers of training and other key issues.

     B) The UNION shall select all representatives of bargaining unit employees who participate in the various components outlined below.

     C) The UNION shall have access to information needed to participate in a meaningful way in the process as jointly defined by the COMPANY and the UNION.

     D) At each component level, the COMPANY and the UNION may jointly agree to appoint special task forces to address specific issues and to make recommendations.

     E) Workplace models will be jointly defined by the COMPANY and the UNION and changes will not be implemented unless jointly agreed to by the parties.

     F) A Creative Solution Team is a joint COMPANY/UNION initiative, involving employees in the local workplace, where COMPANY and UNION representatives jointly identify and discuss new approaches to achieving business and UNION goals in the local workplace. Teams include, but would not be limited to (1) employee participation initiatives, (2) self-managed/self-directed team environments, (3) continuous quality improvement efforts, (4) flexible, highly-skilled work environments, (5) information sharing, (6) UNION involvement in the development of new systems of work organization, and (7) joint projects designed to enhance the COMPANY's competitive position and expand employment opportunities for employees.

     G) This process facilitates participation by the UNION in business decisions regarding the development and deployment of new technologies and work structures which will help achieve the goals of enhanced service quality and employee job satisfaction.

Appendix 6-A

PAYROLL DEDUCTION AUTHORIZATION

------------------------------      -----------------------------------------
Social Security Number              Name   (Last)   (First)   (Initial)

I hereby authorize __________________________ to deduct from my salary or wages, sickness or disability payments, or other benefit payments or vacation payments, an amount equal to regular monthly Union dues. If for any reason _______________________ fails or is unable to make a deduction, I authorize
_____________________ to make such deduction in a subsequent payroll period.

The amount equal to regular monthly Union dues shall be that which is certified to _________________by the Communications Workers of America for the bargaining unit and job in which I am employed and shall automatically be adjusted for any bargaining unit and job changes.

This authorization shall remain in effect when I am employed by _______________ unless canceled by me. Such cancellation must be individually sent to __________________________'s Payroll Office and to Union Local 2260 by certified mail during the fourteen (14) day period prior to the anniversary date or termination of the current or subsequent Collective Bargaining Agreement, and shall be effective on the first payroll period in the following month.

This authorization is voluntarily made in order to pay my fair share of the Union's cost of representing me for purposes of collective bargaining, and this authorization is not conditioned on my present or future membership in the Union.

In addition, I authorize ____________________ to deduct from my salary, wages, or other payment an amount of $________ in payment of my initiation fee.

Amounts deducted in accordance with this authorization are not deductible as charitable contributions for federal income tax purposes.

---------------------------                 ---------------------------------
Date                                        Signature of Employee

Phone                  City                State        Zip Code
     ---------------       --------------       -----            ------------

                ARTICLE 7 - GRIEVANCE AND ARBITRATION PROCEDURE

1.   GENERAL

     A) To provide for the expeditious and mutually satisfactory settlement of grievances arising with respect to the interpretation or application of this agreement or other terms and conditions of employment, the following procedures shall apply.

     B) Any individual employee or group of employees shall have the right at any time to present matters in their own interest to the COMPANY and to have such matters adjusted, without the intervention of the UNION, as long as the adjustment is not inconsistent with this agreement and provided the UNION has been given an opportunity to be present at such adjustment.

     C) When an employee or group of employees wishes to have a grievance presented for settlement by the UNION, such grievance shall, except as otherwise provided in this or any other written agreement between the COMPANY and the UNION, be presented as outlined below and settlement sought at any one of the steps indicated.

     D) After a representative has referred a grievance to the COMPANY for adjustment, the COMPANY will not attempt to adjust the grievance pending settlement with the UNION.

     E) Disciplinary and attendance action documentation should be retained for twenty-four (24) months and then purged from the employee's record.

2.   DISCIPLINARY MATTERS

     A) Any grievance involving the suspension or dismissal of an individual employee shall be submitted in writing to the COMPANY's bargaining agent within ten standard working days after the UNION receives notice of the suspension or dismissal. If such a grievance is not submitted within the ten-day period, the matter shall be considered closed.

     B) The COMPANY shall submit a written answer to the grievance within five standard working days of the receipt of the grievance. If the grievance is rejected in a timely manner or, if such an answer is not submitted within the five-day period, the grievance shall be considered rejected and the grievance procedure shall be exhausted.

3.   INTERIM STATUS

     A) Any grievance involving the interim status suspension of an individual employee shall be submitted in writing to the COMPANY bargaining agent within ten standard working days after the UNION receives notice of the suspension. If such a grievance is not submitted within the ten-day period, the matter shall be considered closed.

     B) The COMPANY shall submit a written answer to the grievance within five standard working days of the receipt of the grievance. If the grievance is rejected in a timely manner or, if such an answer is not submitted within the five-day period, the grievance shall be considered rejected and the grievance procedure shall be exhausted.

4.   CONTRACT INTERPRETATION ISSUES

     A) It is the desire of the parties that grievances involving contract interpretation issues be settled informally between the Representative and a first level supervisor, (Step 1), without a formal written procedure or between not more than two (2) representatives and a second level supervisor (Step 2), or between not more than three (3) representatives and a third level supervisor. Grievances so presented shall be answered within ten standard working days at Steps 1 and 2 and within ten standard working days at Step 3, following the date of presentation by the Union.

          (1) Grievance will be submitted in writing at step two (2) of the grievance procedure.

     B) Grievances processed under the written procedure shall be answered by the COMPANY within ten standard working days following the date of presentation by the UNION.

     C) When the UNION wishes to process a grievance to the next higher step, it shall present the grievance at that step within ten standard working days following receipt of the COMPANY's answer at the previous step. Otherwise, the grievance shall be considered closed. If the answer to the grievance is not given by the COMPANY within the time limits provided herein, the grievance may be presented at the next step.

     D) By mutual agreement of the COMPANY and the UNION, the 1st and 2nd step meetings may be waived and the grievance submitted directly to the 3rd step. The grievance shall be submitted in writing.

     E)   The COMPANY cannot file a grievance or seek arbitration.

5.   MEDIATION

     A) Upon mutual agreement between the COMPANY's bargaining agent and the UNION's bargaining agent, or their respective representative, grievances appealed to arbitration may be mediated.

     B) Within thirty (30) days of mutual agreement to mediate, the parties will schedule a mediation conference to be held at the earliest date in a mutually acceptable location.

     C) The mediation conference will be limited to those individuals actually involved in the grievance issue.

     D) Proceedings before the mediator shall be informal in nature. The issue mediated will be the same as the issue the parties have failed to resolve through the grievance process. The rules of evidence will not apply, and no record of the mediation conference shall be made.

     E) The mediator may meet separately with the parties during the mediation conference, but will not have the authority to compel the resolution of the grievance.

     F) The COMPANY and UNION spokespersons at the mediation conference may accept the resolution proposed by the mediator and such settlement or any other settlement resulting from the conference shall not be precedent setting.

     G) If no grievance settlement is reached as a result of the mediation conference, the grievance may be scheduled for arbitration in accordance with Paragraph 6, Arbitration Procedure, of this article.

     H) In the event that a grievance which has been mediated subsequently is arbitrated, no person serving as a mediator between the parties may serve as arbitrator. Neither party may, at the arbitration hearing, refer to presentations made by the other party at the mediation conference, the fact that a mediation conference was held, or any statements made by the mediator.

     I) The compensation expenses of the mediator and the general administrative expenses of the mediation conference shall be borne equally by the parties. Each party shall be responsible for time consumed by and expenses of its representatives.

     J)   Either party may institute mediation proceedings not later than thirty
          (30) days following the date of receipt of the final answer of either party at the end of Step 3 of the grievance procedure.

6.   ARBITRATION PROCEDURES

     A)   The following provisions shall apply:

          (1) Within sixty (60) calendar days after the Union receives the Company's Step 3 answer (if mediation, sixty (60) days after mediator's response), the UNION must notify the COMPANY, in writing, that it intends to arbitrate the dispute. Only the UNION can compel arbitration. In the event the UNION does not notify the COMPANY within said sixty (60) day period of its intent to proceed to arbitration, the grievance shall be considered settled based upon the COMPANY's last response.

          (2) Within sixty (60) calendar days of the UNION's written notification of appeal, the COMPANY and the UNION shall select an impartial arbitrator. If the parties fail to agree upon an arbitrator, the selection shall be made from panels recommended by the Federal Mediation & Conciliation Service. Failing mutual agreement from such panels, the Federal Mediation & Conciliation Service shall appoint the impartial arbitrator to serve in the dispute.

          (3) The conduct of hearings and other procedures having to do with arbitration of the dispute shall follow the procedures then in effect under the voluntary labor arbitration rules of the

               Federal Mediation & Conciliation Service.

         (4) The arbitrator shall have no authority to add to, or subtract from, or in any way modify the provisions of this agreement.

         (5) The decision of the arbitrator made in compliance with this article shall be final; shall be in writing; and, unless a shorter period is specified herein, shall be rendered within 30 days following the date of the last hearing conducted by the arbitrator unless an extension to such period is agreed to by the COMPANY and the UNION. The COMPANY and the UNION agree to abide by the arbitrator's decision.

         (6) A case involving the disciplinary DISMISSAL, SUSPENSION or INTERIM STATUS of an employee that is submitted under this Sub-paragraph 6(A) shall be subject to the limitation that the employee has more than six (6) months seniority at the time of the COMPANY action.

     B) Each party shall pay its own expenses incurred in the arbitration, including payment for the time and expenses of its witnesses. All other direct expenses, including the fees and expenses of the arbitrator, shall be borne equally by the COMPANY and the UNION.

                        ARTICLE 8 - JOB CLASSIFICATIONS

1. The work performed by employees in the bargaining unit will be classified into the classification as set forth in Appendix B - Occupational Job Classifications to this Agreement.

2. The COMPANY will develop job descriptions for each classification that identify the duties, responsibilities, essential functions and qualifications of the job. The COMPANY will provide the UNION with copies of all current job descriptions.

3. When business, technical or other conditions make it necessary to create a new job or substantially change the content of a job, the COMPANY will create or modify the job description accordingly. A copy of the new or modified job description will be provided to the UNION as soon as practical. The COMPANY and the UNION will meet and negotiate the appropriate classification and wage rate of the new or modified job.

4. Any disputes arising from the creation of a new job or the modification of an existing job will be resolved through the Grievance and Arbitration Procedure. Pending resolution the COMPANY may implement its rate immediately. If the dispute is to be resolved through arbitration, the arbitrator shall set a rate commensurate with the rates currently existing in the plant for like or similar job classifications if such jobs exist.

           PRODUCTION OCCUPATION LEVEL PLAN JOB ADMINISTRATION GUIDE



FUNCTION                                                      L-I        L-II       L-III         L-III A
===========================================================================================================

===========================================================================================================
ASSIGN WORK (to Level I's)                                                X
-----------------------------------------------------------------------------------------------------------
ASSIGN WORK (to all Levels)                                                           X
-----------------------------------------------------------------------------------------------------------
COMPONENT PREP AND KITTING                                                X
-----------------------------------------------------------------------------------------------------------
DISCUSS JOB DIFFICULTIES                                                  X           X
-----------------------------------------------------------------------------------------------------------
w/ENGINEERS, etc.
-----------------------------------------------------------------------------------------------------------
DISPATCHING                                                               X
-----------------------------------------------------------------------------------------------------------
INSPECTING                                                     X          X
-----------------------------------------------------------------------------------------------------------
INSTRUCT (same or lower Level)                                            X           X
-----------------------------------------------------------------------------------------------------------
MACHINE OPERATIONS
-----------------------------------------------------------------------------------------------------------
-     OPERATE/ADJUST/CHANGE TOOLS ON PRODUCTION MACHINES       X
-----------------------------------------------------------------------------------------------------------
-     SET UP LARGE AND/OR COMPLICATED MACHINES                            X
-----------------------------------------------------------------------------------------------------------
MATERIAL HANDLING                                              X
-----------------------------------------------------------------------------------------------------------
PACKING                                                        X          X
-----------------------------------------------------------------------------------------------------------
PHOTOPRINTING                                                  X          X
-----------------------------------------------------------------------------------------------------------
PLATING (use of basic chemistry)                                          X           X
-----------------------------------------------------------------------------------------------------------
PLATEMAKING                                                               X
-----------------------------------------------------------------------------------------------------------
PROCESS AND DETAIL CHECKING                                    X          X
-----------------------------------------------------------------------------------------------------------
REPAIR (any product)                                           X          X           X
-----------------------------------------------------------------------------------------------------------
SCREEN PRINTING                                                X          X
-----------------------------------------------------------------------------------------------------------
STOCK SELECTING                                                X
-----------------------------------------------------------------------------------------------------------
TESTING
-----------------------------------------------------------------------------------------------------------
-     GO-NO-GO-/ZEHNTEL AND GENRAD/CONTINUITY                  X
-----------------------------------------------------------------------------------------------------------
-     FUNCTIONAL                                                          X
-----------------------------------------------------------------------------------------------------------
STOCKKEEPING                                                              X
-----------------------------------------------------------------------------------------------------------
TRUCK DRIVER                                                                          X
-----------------------------------------------------------------------------------------------------------
ELECTRICAL REPAIRER                                                                                  X
===========================================================================================================

                       ARTICLE 9A - MOVEMENT OF PERSONNEL
                             PRODUCTION OCCUPATIONS

1.   GENERAL

     A) It is understood and agreed that the application of this article shall be limited to movement of personnel within Production Occupations.

     B) All adjustments to the workforce in accordance with the provisions of this article shall be initiated and made by the COMPANY.

     C) Seniority shall be the determining factor in the selection of an employee to fill a vacancy when two or more employees under consideration possess substantially the same qualifications needed for such vacancy.

          (1) When two or more employees possess the same qualifications for a vacancy, ties in placement service date will be broken first by giving consideration to seniority, and second by use of the last four digits of the employee's social security number, with preference going to the lowest number.

     D) "Qualifications" as used in this article shall be determined by the COMPANY based on the employee's demonstrated productive efficiency, skill, ability and conduct on the job.

     E) "Verification" as used in this article shall mean that an employee has successfully completed the required training for an assignment within a Production Occupation. Such verification shall be determined by the COMPANY.

          (1) The COMPANY will provide the necessary training to become verified at all levels. Employees who fail to become verified within a reasonable training period will be dealt with on a case-by-case basis which may include additional training, transfer to another job assignment, downgrade, or termination of employment.

     F) Normally, personnel movement under the provisions of this article shall be within the Production Occupations for employees in such jobs. It is recognized and agreed, however, that qualified employees may, in the judgment of the COMPANY, be moved between Journeyman Trades Occupations and Production Occupations for the purpose of filling vacancies or displacement when there is a lack of work.

     G) If the UNION objects to any move made in accordance with the provisions of this article, the matter may, if presented within ten working days after the effective date of such move, or within ten working days after notification to the UNION of such move, whichever is later, be processed in accordance with Article 7, Grievance and Arbitration Procedure, and provided that in any such case, the authority of the arbitrator shall be limited to a determination as to whether the COMPANY's judgment has been unreasonably exercised.

     H) The employee's supervisor will notify the Union representative in writing of employees loaned from any department or occupation to another for more than one (1) week, and orally for up to one week. Any changes in an employees assignment for four (4) weeks or more will be considered as permanent placements and will require written notice to the Union. In addition, it is agreed unless approved by the plant manager, no employee will be moved more than three (3) times per year.

2.   FILLING JOB VACANCIES

     A) A vacancy occurs when a job cannot be staffed from within the same level and shift. When a vacancy occurs, qualified employees will be considered in successive steps in the following order until the vacancy is filled:

          (1)   Obligatory reinstatements from leaves of absence.

          (2)   Employees who are surplus in accordance with Paragraph 3(B).

          (3) Employees will be considered for return to the same Production Occupation level and shift on which they were surplus due to lack of work and which they performed satisfactorily within two years of the date when the vacancy occurs. Consideration shall be limited to employees in the same or lower level. Employees who are recalled from layoff will forfeit their existing "former" rights under this paragraph.

          (4) The COMPANY agrees to establish a Job preference Inventory of employees who wish to move laterally within shift. The COMPANY will interleave the senior, Job preference "bidder" on no more than five placement lists per month.

          (5) Experienced production occupational employees in the same level as the vacancy, subject to the needs of the business and at the discretion of the COMPANY who are necessary to the establishment of a new shift or the manning of a new job.

          (6) Any vacancy not filled in accordance with 1 through 4 above shall be posted on COMPANY bulletin boards for five working days. Each such posting shall include the closing date for receipt of nominations and a confirmation date which immediately follows the closing date. On this date, employees may contact the personnel organization to confirm that their bid form has been received.

     B) Job vacancies in the Production Specialist (Level I) Production Occupation not filled in accordance with Paragraph 2(A) will be posted on COMPANY bulletin boards. The following employees may bid:

          (1)   Qualified Level I employees on a different shift.

          (2) Qualified Level II and Level III employees requesting voluntary downgrades. Employees exercising this option will be ineligible for upgrades for one year.

          (3) If the vacancy is not filled through the post and bid procedures, Paragraph 2(E) applies.

     C) Job vacancies in the Senior Production Specialist (Level II) Production Occupation not filled in accordance with Paragraph 2(A) will be posted on COMPANY bulletin boards. The following employees may bid:

          (1)   Qualified Level I employees.

          (2)   Qualified Level II employees on a different shift.

          (3) Qualified Level III employees requesting voluntary downgrades. Employees exercising this option will be ineligible for upgrades for one year.

          (4) If the vacancy is not filled through the post and bid procedures, Paragraph 2(E) applies.

     D) Job vacancies in the Production Planner (Level III) Production Occupation not filled in accordance with Paragraph 2(A) will be posted on Company bulletin boards. The following employees may bid:

          (1)   Qualified Level II employees.

          (2)   Qualified Level III employees on a different shift.

     E) The UNION recognizes the right of the COMPANY to hire additional people of its own choice according to the needs of the business, subject to the provisions of this article. However, former employees if qualified for available work who have been laid off within the bargaining unit in the preceding 36 calendar months shall be given first consideration for re-employment before new employees are hired, provided they have not previously refused an opportunity for re-employment at the Works from which laid off. The COMPANY agrees to issue a certified letter to former employees as the first step in the recall process.

3.   EFFECT OF LACK OF WORK

     A) When lack of work necessitates decreasing the workforce, the employees to be laid off shall be selected in the inverse order of seniority from the Production Specialist (Level I) Production Occupation.

          (1) In the event such layoff results in unreasonable departmental depletions, the COMPANY may delay the effective date of layoff in the affected departments for a period not to exceed four weeks for the purpose of training replacements. The COMPANY will advise the UNION of any delays as soon as they are identified. Names and service dates will be provided.

     B) When lack of work necessitates the selection of employees as surplus, such surplus shall be selected in inverse order of their seniority from the Production Occupation level and shift affected. An employee selected as surplus or an employee who becomes surplus by displacement shall be considered for placement in the following successive steps:

          (1) On vacancies for which the employee is qualified at the same level and other shifts.

          (2) If the surplus employee is not placed under 1, then by displacing another employee who has the shortest seniority on other shifts, provided the surplus employee is qualified to perform the job of such other employee, and further provided that the surplus employee has a greater seniority than the employee to be displaced. (In order to displace at Level III, the surplus employee must be able to become verified in all modules of the job of such other employee within a reasonable training period. If unable to satisfactorily complete the prescribed verification, then the employee will be downgraded.

          (3) If the surplus employee is not placed under 2, then by first filling a job vacancy for which qualified in the next lower level or secondly by displacing another employee in the next lower level, provided the surplus employee is qualified to perform the job of such other employee, and further provided that the surplus employee has a greater seniority than the employee to be displaced. This procedure will be repeated in successively lower levels until the employee is placed.

NOTE: EMPLOYEES PLACED UNDER 3 WILL FILL VACANCIES OR DISPLACE ON THE SURPLUS EMPLOYEES' CURRENT SHIFT PRIOR TO FILLING VACANCIES OR DISPLACING ON OTHER SHIFTS.

     C) Hourly employees scheduled for lay off will be considered for vacancies in the salary graded universe prior to being laid off.

     D) If the employee is not placed in accordance with the provisions of this Paragraph 3, then the employee shall be laid off.

4.   TEMPORARY RECLASSIFICATION

     A) Temporary reclassification to a higher Production Occupation level. Employees will be temporarily reclassified to higher Production Occupation levels when the COMPANY requires positions to be filled on a temporary basis for reasons such as vacation relief, replacement of an absent employee, or business emergencies, and when an employee at a higher level is not available to perform the work. Temporary reclassifications will not be considered as qualifying experience for movement of personnel. Temporary reclassifications to a higher Production Occupation will be limited to three months; however, the three months may be extended up to six months by mutual agreement between the parties. This excludes temporary reclassifications for replacement of employees on disability absence or anticipated disability leave of absence. Requirements for time periods greater than six months will be considered vacancies and will be staffed in accordance with Paragraph 2, Filling Job Vacancies.

                       ARTICLE 9B - MOVEMENT OF PERSONNEL
                         JOURNEYMAN TRADES OCCUPATIONS

1.   GENERAL

     A) It is understood and agreed that application of this article shall be construed as being limited to movement of personnel within the Richmond Works.

     B) All adjustments to the work force in accordance with the provisions of this article shall be initiated and made by the COMPANY.

     C) Seniority shall be given most weight in the selection of an employee to fill a job vacancy when two or more employees under consideration possess substantially the same qualifications needed for such vacancy.

     D) "Qualifications" as used in this article shall be determined by the COMPANY based on the employee's experience, demonstrated productive efficiency, transferable skill, ability, conduct, and certification (where applicable).

     E) It is mutually agreed between the parties that the work of the COMPANY is such that normally employees are given opportunities to qualify for the next higher levels of work or for Journeyman Trades Occupations by the experience gained on their present assignments. It is further agreed that action normally taken under the provisions of this article shall conform with this paragraph.

     F) Normally, personnel movement under the provisions of this article shall be within the Journeyman Trades Occupations for employees in such occupations and within Production Occupation level jobs for employees in such jobs. It is recognized and agreed, however, that qualified employees may, in the judgment of the COMPANY, be moved between Journeyman Trades Occupations and Production Occupation level jobs for the purpose of filling vacancies, or displacement when there is lack of work.

     G) If the UNION objects to any move made in accordance with the provisions of this article, the matter may, if presented within ten working days after the effective date of such move, or within ten working days after notification to the UNION of such move, whichever is later, be processed in accordance with Article 7, Grievance and Arbitration Procedure, provided that in any such case, the authority of the arbitrator shall be limited to a determination as to whether the COMPANY's judgment has been unreasonably exercised.

     H) The UNION recognizes the right of the COMPANY to hire additional people of its own choice and according to the needs of the business, subject to the provisions of this article. However, former employees if qualified for available work who have been laid off within the bargaining unit in the preceding 36 calendar months shall be given first consideration for re-employment before new employees are hired, provided they have not previously refused an opportunity for re-employment at the Works from which laid off. The COMPANY agrees to issue a certified letter to former employees as the first step in the recall process.

     I) The employee's supervisor will notify the Union representative in writing of employees loaned from any department or occupation to another for more than one (1) week, and orally for up to one week. Any changes in an employees assignment for four (4) weeks or more will be considered as permanent placements and will require written notice to the Union. In addition, it is agreed unless approved by the plant manager, no employee will be moved more than three (3) times per year.

2.   FILLING VACANCIES IN JOURNEYMAN TRADES OCCUPATIONS

     A) When a vacancy in a Journeyman Trades Occupation occurs, Journeymen who have qualifications for the job will be considered, consistent with the Work's practices, in successive steps in the following order until the vacancy is filled:

          (1)  Obligatory reinstatements from leaves of absence.

          (2)  Journeymen who are surplus in accordance with Paragraph 3(A).

          (3) Journeymen for return to the same Journeymen Trades Occupations on which they have performed satisfactorily within two years of the date when the vacancy occurs.

          (4) Journeymen, subject to the needs of the business and as determined by the COMPANY, who are necessary to the establishment of a new shift or the manning of a new job.

          (5) Journeymen in any Trades Occupational Code who, at the Company's discretion, may be released from their present assignment.

          (6)  Qualified Trades Trainees (Apprentices)

          (7) Any vacancy not filled in accordance with 1 through 4 above shall be posted on COMPANY bulletin boards for five working days. Each such posting shall include occupation, shift, description of duties, location, department title, supervisor, number of vacancies, trade group, physical demands, preferred experience, job hazards, the closing date for receipt of nomination, and a confirmation date which immediately follows the closing date. On this date, employees may contact the Personnel Organization to confirm that their bid form has been received.

               Employees who bid for a posted Journeyman Trades vacancy shall be considered by submitting the prescribed form in accordance with established routines.

             FOR GROUP II VACANCIES,

                  (i)    employees in Production Occupation level jobs.

                  (ii) qualified Journeymen applying for reinstatement from leaves of absence.

             The longest service qualified employees from category (i), above shall be given first consideration for the vacancy. If no selection is made there from, other qualified employees from categories (ii) shall be considered in successive groups of five in accordance with their seniority.

             If the vacancy is not filled in this manner, the COMPANY may then prepare a list of employees for its consideration.

3.   EFFECT OF LACK OF WORK

     A) When lack of work necessitates the selection of employees as surplus, such surplus shall be selected in the inverse order of their seniority from the occupation affected. An employee selected as surplus or an employee who becomes surplus by displacement shall be considered for placement in the following successive steps:

          (1) On vacancies in the Journeymen Trades Occupations for which the employee is qualified through previous experience to perform efficiently within a reasonable training period.

          (2) If the surplus employee is not placed under 1, then by displacing another employee in a Journeyman Trades Occupation who has the shortest seniority, provided the surplus employee is considered by reason of previous experience to be able to perform the assignment efficiently within a reasonable training period, and further provided that the surplus employee has at least one day more seniority than the employee to be displaced.

          (3) If the surplus employee is not placed under 2, then by filling a vacancy in a graded job for which the employee is qualified through previous experience to perform efficiently within a reasonable training period.

          (4) If a surplus employee is not placed under 3, then by displacing another employee in a graded job who has the shortest seniority, provided that the surplus employee is considered by reason of previous experience to be able to perform the job of such other employee efficiently within a reasonable training period, and further provided that the surplus employee has at least one day more seniority then the employee to be displaced.

     B) If the employee is not thus placed in accordance with the provisions of this Paragraph 3, then the employee shall be laid off.

     C)   Special Layoff Consideration

          Notwithstanding the provisions of ARTICLE 9B MOVEMENT OF PERSONNEL, a JOURNEYMAN who is declared surplus due to lack of work may elect to be LAID OFF in lieu of accepting an assignment in another JOURNEYMAN TRADES OCCUPATION or in a graded job, by notification to the JOURNEYMAN'S supervisor prior to the effective date of such assignment.

                       ARTICLE 9C - MOVEMENT OF PERSONNEL

1.   GENERAL

     A) All adjustments to the work force in accordance with the provisions of this article shall be initiated and made by the COMPANY.

     B) Qualifications as used in this article shall be those factors determined by the COMPANY to be necessary prerequisites for performance on the job. Qualifications include:

          (1)   Required experience in job related tasks

          (2)   Required job knowledge

          (3)   Required job skills

          (4)   Required education

          (5)   Successful completion of a certification exam, if required

          (6)   Conduct and job performance

     C) Seniority shall be given the most weight in the selection of an employee to fill a job vacancy when two or more employees under consideration possess substantially the same qualifications needed for such vacancy.

          (1) When two or more employees possess the same qualifications for a vacancy, ties in placement service date will be broken first by giving consideration to seniority, and second by use of the last four digits of the employees' social security number, with preference going to the lowest number.

     D) If the UNION objects to any move made in accordance with the provisions of this article, the matter may, if presented within 14 calendar days after the effective date of such move, be processed in accordance with Article 7, Grievance and Arbitration Procedure, provided that in any case, the authority of the arbitrator shall be limited to a determination as to whether the COMPANY's judgment has been unreasonably exercised.

     E) The employee's supervisor will notify the Union representative in writing of employees loaned from any department or occupation to another for more than one (1) week, and orally for up to one week. Any changes in an employees assignment for four (4) weeks or more will be considered as permanent placements and will require written notice to the Union. In addition, it is agreed unless approved by the plant manager, no employee will be moved more than three (3) times per year.

2.   FILLING JOB VACANCIES

     A) A vacancy will not be declared when a job is to be filled by a temporary reclassification of an employee to an Occupational Job Classification in the same Tier but different Corridor for reasons such as vacation relief, replacement of absent employee or business emergencies. Such reclassification will ordinarily be limited to a maximum of three months.

     B) When a job vacancy is declared by the COMPANY, employees of the COMPANY who have the qualifications for the job that is vacant will be considered in successive steps, in the following order, and in seniority within each step:

         (1) Former employees eligible to mandatory reinstatement from leaves of absence.

         (2) Employees who are surplus in an Occupational Job Classification in the same Corridor as the vacancy but at a higher Tier.

         (3) Employees who are surplus in an Occupational Job Classification in a higher Tier as the vacancy but in a different Corridor.

         (4) Employees who are surplus in an Occupational Job Classification in the same Tier as the vacancy but in a different Corridor.

         (5) Employees will be considered for return to the same Occupational Job Classification, Tier, Corridor, and shift on which they were surplus due to lack of work, provided the vacancy occurs within two years of the date the employee left the job. The COMPANY agrees to issue a certified letter to inform employees as the first step in the recall process. Employees who are recalled from layoff will forfeit their existing former rights under this paragraph.

     C) Job vacancies not filled in accordance with Paragraph 2(B) shall be advertised on the Company bulletin board(s) for a minimum of five full working days. Each such advertisement shall include the following information:

         (1)  Job vacancy number

         (2)  Occupational Job Classification, Tier and Corridor

         (3)  Basic duties and qualifications

         (4)  Work schedule

         (5)  Closing date for receipt of nominations

         (6) Confirmation date, during which employees may contact the personnel organization to confirm that their bid forms have been received.

              (i) Employees of the COMPANY may nominate themselves for
                  advertised job vacancies by submitting the form prescribed by the COMPANY.

              (ii)Job vacancies not filled in accordance with Paragraph 2(B)
                  shall be filled by qualified employees who have nominated themselves for the vacancy as provided in Paragraph 2(C).

     D) If none of the employees considered in accordance with Paragraph 2(C) possess the qualifications needed to fill a job vacancy, hiring may be utilized. In such event, however, former employees of the COMPANY who are qualified and who have been laid off within the preceding 36 calendar months shall be given first consideration, providing they have not previously refused an opportunity for employment. The COMPANY agrees to issue a certified letter to former employees as the first step in the recall process.

     E) Following selection of the person to fill a vacancy, a notice shall be posted on the COMPANY designated bulletin board(s) for a minimum of five full working days, which shall include the following information:

         (1)   Job vacancy number

         (2)   Tier and Corridor

         (3)   Name of person selected

         (4)   Effective date of assignment

3.   REDUCTION IN FORCE

     A) When lack of work necessitates decreasing the work force, employees shall be selected as surplus in the inverse order of seniority, from the Occupational Job Classification, Tier level, Corridor, and shift affected. In some cases, employees whose jobs require successful completion of skills tests (e.g., typing, data entry) may be exempted from selection as surplus if other employees in the affected Tier and Corridor do not possess those skills.

     B) An employee who is selected as surplus or who becomes surplus by displacement shall be considered for placement in the following successive steps:

         (1) By filling a vacancy in another Occupational Job Classification in the same Tier for which the employee is qualified.

         (2) By displacing another employee who has the least seniority in a different Occupational Job Classification in the same Corridor and the same Tier for which the employee is qualified.

         (3) By displacing another employee who has the least seniority in the same Tier in a different Corridor for which the employee is qualified provided, in the case of Tiers 4 and 5, the employee can perform the job of such other employee efficiently within a reasonable training period and, in the case of Tier 3, the employee can perform the job within a reasonable training period; in all cases the surplus employee must have at least one day more seniority than the employee to be displaced.

         (4) By filling a job vacancy in an Occupational Job Classification in the same Corridor in the next lower Tier or by displacing another employee who has the least seniority in such Tier and Corridor provided the surplus employee has at least one day more seniority than the employee to be displaced.

         (5) By filling a job vacancy in an Occupational Job Classification in a different Corridor in the next lower Tier for which the employee is qualified or by displacing another employee who has the least seniority in a different Corridor in such Tier for which the employee is qualified provided that, in the case of Tier 4, the employee has previously worked in that Tier/ Corridor, and, in the case of Tier 3, can perform the job within a reasonable training period; in all cases, the surplus employee must have at least one day more seniority than the employee to be displaced.

         (6) If the surplus employee is not placed under (5), then by filling a job vacancy or by displacing another employee in the next lower Tier on the same basis as provided in (3), (4), and then (5), and in the same manner in successively lower Tiers.

         (7) Employees placed under (4), (5), or (6) above will fill vacancies or displace on the surplus employees' current shift prior to filling vacancies or displacing on other shifts.

         (8) Employees scheduled for lay off will be considered for vacancies in the Production universe prior to being laid off.

     C) Except as provided in Paragraph 3(B), a surplus employee who cannot be placed in accordance with this Paragraph 3 shall be laid off.

     D) Temporary Reclassification to a Higher Tier. Employees will be temporarily reclassified to higher Tiers when the COMPANY requires positions to be filled on a temporary basis for reasons such as vacation relief, replacement of an absent employee, or business emergencies, and when an employee at a higher Tier is not available to perform the work. Temporary reclassifications will not be considered as qualifying experience for movement of personnel.

         Temporary reclassifications to a Higher Tier will be limited to three months, however, the three months may be extended up to six months by mutual agreement between the parties. This excludes temporary reclassifications for replacement of employees on disability absence or anticipated disability leave of absence. Requirements for time periods greater than six months will be considered vacancies and will be staffed in accordance with Paragraph 2, Filling Job Vacancies.

         (1) The COMPANY agreed that all temporary promotions would be for a minimum of one week's duration.

     E) Should the COMPANY find it necessary to shift realign employees within Occupational Job Classification and organization, the COMPANY will first solicit volunteers and then force the least senior employees. Any employee who is forced from his or her shift as a result of shift realignment will be given former rights per Paragraph 2(B)(5).

                               ARTICLE 10 - WAGES

1.   WAGE SCHEDULES

     A) On and after December 30,1996, the following schedule shall be effective:

                  SEE APPENDIX  A

2.   PROGRESSIONS INCREASES

     A) The standard rate of each Bargaining Unit employee whose standard rate is below the maximum rate of the applicable wage schedule shall be increased during the term of this agreement in accordance with the schedules in Paragraph 1(A) above, provided that such employee has been on the active payroll for 60 days prior to the progression date and subject to the further provisions of this Paragraph 2.

     B) Progression increases provided in Paragraph 2(A) will be given semi-annually effective on the first of the fiscal months of March and September. (For weekly-rated employees, such increase will be effective on the first Sunday in March and September).

     C) An employee who has qualified to receive an increase under Paragraph 2(A), but who does not receive such increase because he or she is on personal or disability leave of absence on the effective date of the increase, shall receive the increase effective on the date of reinstatement from such leave of absence, provided reinstatement occurs before the next succeeding scheduled increase date.

     D) If, in the judgement of the COMPANY, an employee is not entitled to an increase under the provisions of Paragraph (a) due to the employee's performance on the job or conduct, including excessive unexcused absenteeism or tardiness, the COMPANY may withhold such increase provided it has notified the UNION in writing at least ten (10) days in advance of the date the increase was to have become effective. The UNION will notify the COMPANY in writing within ten (10) days following receipt of the COMPANY'S notice, if it questions such withholding.

3.   PROMOTIONS, DEMOTIONS AND LATERAL RECLASSIFICATIONS

     TEMPORARY PROMOTION ALLOWANCE

     A) An employee who is temporarily assigned (movement within a shift) to a higher wage rate within their own Occupational Job Classification will be paid at the higher rate including progression steps.

     B) For promotions other than temporary promotions, and for reclassifications to other Occupational Job Classifications, an employee's standard rate shall be established as follows:

          (1)  Lateral Reclassifications:

               The employee shall be moved to the nearest progression step on the wage schedule of the job to which reclassified which does not result in a reduction in standard rate.

          (2)  Promotions:

               Except as provided below the employee shall be moved to a whole progression step above the nearest progression step on the wage schedule of the job to which promoted.

               (i) The standard rate of an employee promoted to a level or grade in which the employee previously performed shall not be less than the standard rate formerly received in that level or grade. However, when an employee had been demoted due to lack of work from a higher level or grade to a lower level or grade and the employee subsequently is returned to the higher level or grade, the employee shall be moved to the same progression step the employee held prior to demotion.

              (ii) In no case, however, shall an employee's standard rate be increased to an amount which exceeds the maximum rate of the job to which promoted.

          (3) DEMOTIONS DUE TO LACK OF WORK:

              The employee shall be moved to the nearest progression step on the wage schedule of the job to which demoted which is immediately below the employee's standard rate prior to demotion.

4.   GENERAL

     A. When an employee's standard rate is subject to two (2) or more changes effective on the same date, the changes shall be made in the following order:

          (1)   Progression increases in accordance with Paragraph 2

          (2)   General increase in accordance with Paragraph 1

          (3)   Demotion adjustment

     B. If an employee is recalled from layoff, the employee shall be assigned a standard rate in accordance with the following:

          (1) If an employee is recalled within six months from the date of layoff to his or her former level or grade at time of layoff, the employee shall be assigned standard rate no less than that received at the time such employee was laid off from that level or grade, but which will be adjusted for wage increases granted during the period such employee was on layoff status.

          (2) If the employee is recalled more than six months from the date of layoff, the standard rate established above shall be further adjusted in accordance with the following, but in no event shall the new standard rate be less than the minimum rate of the applicable level or grade:

===============================================================================================================
  NUMBER OF MONTHS---LAID OFF---                    EMPLOYEES WILL BE ASSIGNED A STANDARD RATE
                                                                       WHICH IS
---------------------------------------------------------------------------------------------------------------
          6 through 12                  One progression step less than employee held at the time of layoff
---------------------------------------------------------------------------------------------------------------
          12 through 18                 Two progression steps less than employee held at the time of layoff
---------------------------------------------------------------------------------------------------------------
          18 through 24                 Three progression steps less than employee held at the time of layoff
---------------------------------------------------------------------------------------------------------------
          24 through 30                 Four progression steps less than employee held at the time of layoff
---------------------------------------------------------------------------------------------------------------
          30 through 36                 Five progression steps less than employee held at the time of layoff
===============================================================================================================

5.   TRADES TRAINEES

     A) Effective December 30, 1996, the following schedule of training periods, hours and hourly rates of pay shall apply to employees enrolled in the formal training course(s) under the supervision of the Training Organization leading to the Trades Occupation(s).

         (1) Wage increases in the amounts necessary to adjust an employee's STANDARD RATE to the applicable rate specified in Paragraph 5(A) to be effective December 30, 1996, shall be paid to employees on the active payroll on such date who are also on the active payroll on the date of notification of ratification of this agreement.

         (2) There shall be credited against the periods listed in Paragraph 5(A) only the time worked within the current weekly work schedule of the Training Organization in any week, exclusive of an individual employee's overtime, but the COMPANY shall take such overtime into consideration as an offset to time lost due to absence.

         (3) The COMPANY may in its judgment start an employee as a trainee in any one of the training periods listed in Paragraph 5(A). In addition, the progress of individual employees through the various training periods may be varied according to the COMPANY's judgment of the ability of the individual employee and the needs of the business. Therefore, the number of hours listed for each training period is an expected average and not a minimum or maximum time for the determination of advancement. In any case where an employee is to be held for more than ten percent (10%) longer in any of the training periods listed in Paragraph 5(A), the UNION will be so notified.

     B) Upon graduation from a training course (or "the training course") outlined in Paragraph 5(A), an employee shall be assigned to the appropriate TRADES OCCUPATION, and the employee's wage treatment and progress thereafter shall be in accordance with the applicable provisions of this Article, the same as for other employees in TRADES OCCUPATIONS.

     C) If, in the COMPANY's judgment, it becomes necessary to transfer any or all employees from a training course to other work before completion of the formal training course as outlined in Paragraph 5(A), the COMPANY will notify the UNION in advance.

     D) Upon their satisfactory completion of a training course, the COMPANY will issue a certificate to the trainees indicating that the requirements of the course have been met.

                           ARTICLE 11 - HOURS OF WORK
1.   WORK SCHEDULES

     A) The UNION and the COMPANY recognize the necessity for work schedules involving two or three shift operations where the nature of the work or the needs of the business require them.

     B) The COMPANY shall have the right to introduce new work schedules, to make changes in the starting and stopping times of scheduled daily tours, including the starting and stopping time and length of lunch periods, and to vary from the scheduled daily or weekly tours.

     C) The COMPANY shall notify the UNION of new work schedules, or any change or variation in existing work schedules, at least one week in advance of the effective date, except where emergency situations make it impractical to do so. Negotiations thereon shall take place when requested by the UNION and in the event of such negotiations, the new schedule, change or variation proposed by the COMPANY may be placed in effect pending agreement between the parties.

     D) The "'butt-to-butt" and 7-day coverage provisions listed below will remain in effect.

         (1) The parties have agreed that eight hours of work shall constitute an hourly employee's standard daily tour. Where three shifts are scheduled, it is sometimes necessary that individual employees vacate a machine or work position to make way for employees on the oncoming shift. Where such "butt-to-butt" schedules are necessary, it is impossible to provide eight hours of work for all employees with a lunch period intervening. Where an employee is obligated to vacate his or her specific work position or machine and other work within the scope of the employee's job description or normal tour of duty is not available before completing eight hours of work, a lunch period consistent with the operation involved will be paid for by the COMPANY at the employee's base rate. When employees on the third shift whether or not normally on a "butt-to-butt" basis are regularly scheduled to work six days in the workweek, their schedule shall be so arranged to exclude the tour of duty on Saturday night extending into Sunday.

         (2) 7-Day Coverage Jobs Exceptions to the standard weekly tour as defined above occur in certain operations in which the nature of the work or the demands of the business regularly require 7-day operations. In such cases, the five tours of duty of an employee involve special or rotating shifts which frequently include the employee working on calendar Saturdays and/or Sundays. The standard weekly tour for such jobs will be arranged on any five days of the calendar week. (Such jobs are designated as 7-day coverage jobs). In the event that the Company establishes a new 7-Day Coverage schedule not in place at the time of this agreement, the Company will negotiate the transition of people to that new schedule with the Union.

2.   REST PERIODS

     A) The COMPANY will provide one (1) rest period of ten (10) minutes during each four-hour work period for all employees in the bargaining unit except for:

         (1) employees who receive regular relief periods because of the nature of their work assignment;

         (2) employees on jobs involving continuous or machine operations where it is not practicable to interrupt such processes at regular intervals in which case, such rest periods will be arranged at intervals other than the regular rest periods.

     B) The COMPANY will ordinarily schedule rest periods approximately in the middle of working periods but they may be staggered to permit maximum use of facilities. During the scheduled rest periods, employees will be permitted to leave their usual work places and utilize in the time provided such facilities as the COMPANY designates.

     C)   Rest period time shall be treated as time worked.

3.   MINIMUM PAY ALLOWANCE

     A) An employee who reports at a designated starting time for scheduled work not involving a called-in emergency and who has not been given at least ten (10) hours' advance notice not to report shall be given at least two (2) hours' work or paid a minimum of two hours at adjusted rate plus applicable night work and 7-day coverage bonuses, except on a day on which a holiday recognized in accordance with Article 14, Holidays, is observed, or Saturday or Sunday (or day in lieu of Saturday or Sunday) when such minimum hours shall be paid at the applicable overtime rate.

         (1) The minimum payment provisions of Paragraph 3(A) shall not apply in cases where the COMPANY's inability to provide work is due to conditions beyond the control of the COMPANY or where the employee is sent home for disciplinary reasons.

4.   LUNCH PERIODS

     A) Lunch periods will not be paid for except that a lunch period of no less than twenty (20) or more than thirty (30) minutes in accordance with local practice with pay at Adjusted Rate plus applicable Night Work and 7-Day Coverage Bonuses will be provided on those job assignments where three (3) shift operations are scheduled and it is impossible to provide eight (8) hours of work with a lunch period intervening. (Applies only to hourly production and maintenance employees)

5.   WASH-UP OR CLOTHES CHANGING TIME

     A) When wash-up or clothes-changing time is authorized on certain operations by the COMPANY as a safeguard to employees' health or protection of product quality, such time will be paid for as time worked.

6.   EQUIPMENT FAILURE, POWER OUTAGES, ETC.

     A) If the COMPANY determines that an employee or group of employees would otherwise be unable to complete their standard daily tour because of equipment failures, power outages or other like conditions, every reasonable effort will be made by the COMPANY to find meaningful work assignments for those employees who wish to stay for the remainder of their shift.

                         ARTICLE 12 - PREMIUM PAYMENTS

1.   GENERAL

     A) It is recognized by both parties that the needs of the business may require overtime work (i.e., work outside the employee's scheduled daily or weekly tour), and that the jobs involved must be manned by qualified employees working on an overtime basis. The amount of overtime and the schedule for working such overtime work will be established by the COMPANY. The COMPANY in scheduling overtime work will distribute it as evenly as practicable among qualified employees normally engaged on the work involved. An employee scheduled for overtime shall be expected to work unless he or she has adequate reason for not doing so, in which event the employee may be excused provided that other qualified employees normally engaged on the work involved are available. The interested representative and the employees involved shall be given at least 24 hours advance notice of scheduled overtime unless an emergency arises which precludes giving such notice.

     B) When employees work overtime at other than their regular job location, the scheduled daily or weekly tour for the location where the overtime work is performed shall be used in determining when work outside of the standard schedule starts.

     C) Nothing in this article shall require or permit the payment of overtime on overtime.

2.   OVERTIME TREATMENT

     A)   Time and One-Half--

          (1)  Pay at time and one-half shall apply to authorized time worked:

               (i) Outside an employee's scheduled daily tours provided the scheduled daily tour is eight hours or more;

               (ii) In excess of 40 hours during the workweek;

               (iii)On a nonscheduled day other than Sunday for employees who are not working a 7-day coverage job or a holiday.

     B)   Double Time--

          (1) Pay at double time shall apply for overtime hours paid at time and one-half in excess of eight hours in the workweek including any payments for call-ins and call-ups paid at time and one-half.

               (i) Pay at double time shall apply to authorized time worked on Sunday for employees who are not working a 7-day coverage job.

               (ii) On a 7-day coverage employee's day in lieu of Sunday.

Double Time and One-Half--

          Pay at double time and one-half shall apply to authorized time worked on the day on which a holiday is observed.

     D)   Seven-Day Coverage Bonus

          A 7-day coverage employee shall be paid a 7-day coverage bonus for all time worked.

     E)   Night Work Bonus

          An employee on a night tour shall be paid a night work bonus for all time worked on such tours.

          (1) The COMPANY agrees to pay night work bonus to night shift bargaining unit employees who are required by the COMPANY to work the day shift during standard shutdown periods.

          (2) Night shift employees who are temporarily assigned to dayshift for training shall continue to receive night work bonus for the entire period of training

     F)   Call-Ins

          (1) When an employee is called during his or her off time to report for a work assignment outside the employee's scheduled daily or weekly tours, it shall be considered a call-in. However, when an employee is requested to remain late on a day on which the employee has reported for work, or when, prior to leaving work, an employee is requested to report for work on a subsequent day at either the employee's standard or non-standard starting time, it shall not be considered a call-in.

              (i) When an employee is required to make extra trips from his or her residence to place of work and return as a result of a call-in, the employee shall be paid for reasonable time spent traveling both ways. When the call-in does not require extra trips, but does involve reporting earlier than the starting time of the employee's scheduled daily tour, reasonable traveling time shall be paid for the trip from such residence to place of work.

              (ii)Total payment for time worked on a call-in plus pay for traveling time, as specified in Paragraphs 2(F)(1)(i) and 2(F)(1)(ii) shall not be less than two hours' pay at the applicable overtime rate.

     G)   Early Start Allowance

          (1) When, during the workweek, an employee is required to change his or her scheduled daily tour to begin earlier than his or her prior scheduled daily tour, such employee shall receive an early start allowance.

              (i) For each full or partial hour difference of such early start, the employee shall receive an amount equal to 50% of the employee's adjusted rate.

     H)   Sunday Start Allowance

          (1) When an employee working other than a continuous operations or 7-day coverage tour is required to begin his or her first scheduled daily tour between 8:00 P.M. Sunday and Sunday midnight, such employee shall receive a Sunday start allowance.

              (i) For each full or partial one-half hour prior to midnight, the employee shall receive an amount equal to 50% of the employee's adjusted rate.

3.   EXCESSIVE OVERTIME

     A) This will confirm the parties' understanding in which it was agreed that where an excessive overtime situation has developed, supervision will be encouraged to seek qualified employees not currently engaged in the work involved to substitute for the affected employee.

     B) This agreement will become effective upon ratification of General Agreement CWA ___ dated December 30, 1996, in accordance with its terms. When so effective, it shall continue in effect until the final termination of said general agreement.

                             ARTICLE 13 - VACATIONS

1.   ELIGIBILITY

     A) Employees will be eligible to vacation with pay during the current calendar year in accordance with Paragraphs 1(A)(1) through 1(A)(5) and subsequent provisions of this article.

         (1)  One week after seniority of six months.

         (2) Two weeks after seniority of 12 months, provided that if seniority of six months and of 12 months are both completed in the same calendar year, only two weeks of vacation will be granted, with the second week to be scheduled after completion of 12 months seniority. The first week may be scheduled at any time after completion of six months seniority.

         (3) Three weeks beginning with the year in which seniority of seven years will be completed.

         (4) Four weeks beginning with the year in which seniority of 15 years will be completed.

         (5) Five weeks beginning with the year in which seniority of 25 years will be completed.

     B) The weeks of vacation provided for in Paragraph 1(A) will each consist of the number of days and hours which the employee would have been scheduled to work (excluding overtime) during the vacation absence, except that an employee whose weekly working schedule (excluding overtime) is four and one-half days per week, or alternating five-day and four-day weeks, shall be eligible to 14 days and 23 days, respectively, when seniority is at least seven and 25 years, respectively.

     C) Solely for the purpose of granting vacation eligibility for seniority of six months and 12 months as provided in Paragraph 1(A), an employee hired or rehired on the first working day of a calendar month will have seniority computed from the first calendar day of that month.

     D) An employee reinstated from leave of absence or rehired who has previously taken vacation or received allowance in lieu thereof in the current calendar year will be eligible to the number of days of vacation for his or her seniority as determined in accordance with Paragraphs 1(A) and 1(B), less the number of days of vacation previously taken or paid for.

     E) An employee reinstated from leave of absence or rehired from layoff who was not previously on the roll in the current calendar year will be eligible to vacation with pay in the following amounts, applied to the number of days of vacation for his or her seniority as determined in accordance with Paragraphs 1(A) or 1(B):


    REINSTATED OR REHIRED                                AMOUNT OF ELIGIBILITY
    ---------------------                                ---------------------
    On or before March 31                                         Full
   April 1 through June 30                                    Three-fourths
  July 1 through September 30                                    One-half
     After September 30                                         One-fourth

         In computing the vacation to which eligible as provided herein, fractions of less than one-half day will be disregarded and fractions of one-half day or more will be considered as one day. In no event, however, will the employee's vacation eligibility as determined herein be less than would be applicable if the employee were hired as of the date reinstated or rehired.

2.   SCHEDULING VACATIONS

     A) Vacations are not cumulative. Except as provided in Paragraphs 2(E), 2(F), 2(H) and 2(I), the vacation to which an employee is eligible in each calendar year shall be taken before midnight December 31 of that year.

     B) Vacations shall be taken during standard vacation periods except for those employees who are required by the COMPANY to work during such periods due to the needs of the business. Vacations not scheduled during standard vacation periods will be scheduled in accordance with the employee's wishes to the extent consistent with the needs of the business, giving due consideration to seniority.

         (1) If the COMPANY determines that a one week summer vacation shutdown is appropriate the shutdown period will be the fiscal 7IV week.

     C) An employee may elect to schedule all or part of his or her vacation to which eligible on a day-at-a-time basis subject to the provisions of Paragraph 2(B). Nothing shall prevent an employee from requesting a days' vacation prior to the start of their shift.

     D) When an employee's scheduled vacation week or fractional week includes a holiday recognized in accordance with Article 14, Holidays, and observed in accordance therewith on any day Monday through Friday in such week (or, for a 7-day coverage employee on any day other than such employee's day in lieu of Saturday or day in lieu of Sunday), an extra day off with pay will be granted in lieu thereof.

     E) When an employee is disabled due to illness or injury at the time vacation is scheduled to begin, the vacation shall be postponed, and rescheduled to the extent possible in the current calendar year. When an employee becomes disabled due to illness or injury while on a scheduled vacation, the vacation will be terminated as of the end of the day immediately preceding the first day of such disability and the remaining portion of the terminated vacation shall be rescheduled during the current calendar year. Any portion of a vacation rescheduled as provided herein which cannot be completed in the current calendar year shall be rescheduled in the following calendar year, provided that the vacation so rescheduled shall be completed prior to April 1 and prior to the employee taking any of the vacation to which eligible in that year.

         (1) Rescheduling as provided in Paragraph 2(E) shall be subject to the employee's having furnished within a reasonable time a physician's certificate acceptable to the COMPANY showing evidence of such disability. Vacation rescheduled as provided therein shall be taken after the employee has been approved to return to full-time duty by a COMPANY physician, except that in special circumstances and upon request of the employee, the COMPANY may permit the employee to take such rescheduled vacation after recovery from the illness or injury but before returning to full-time duty.

     F) Vacation to which an employee becomes eligible upon completion of seniority of six or 12 months shall be scheduled after completion of such seniority, provided that allowance in lieu thereof may be paid to any such employee who was on the roll but was not scheduled to work during a standard vacation period provided in Paragraph 2(B), and provided further that, when an employee completes such seniority after December 1, such vacation may be scheduled in the following calendar year if the employee so requests, provided it is completed prior to April 1 and prior to the employee's taking any of the vacation to which eligible in that year.

     G) In the event that it is necessary for an employee to be absent for a death in his or her immediate family, as provided in Article 16, Pay Treatment for Absences, on a day the employee had previously scheduled as a paid vacation day, such day shall be rescheduled, provided however, that the combined number of vacation days and excused work days which may be rescheduled in accordance with this article and
         Article 15, Excused Work Days, shall not exceed the number of days determined by the COMPANY to be a reasonable absence under Article 16, Paragraph 2(C).

     H) An employee who cannot take a vacation because of reasons beyond his or her control may reschedule such vacation into the following year, provided that any vacation so rescheduled shall be completed prior to April 1.

     I) At the option of the employee and subject to the needs of the business, up to five vacation days to which an employee is eligible may be carried over into the following year, provided that the carry over vacation is scheduled and taken on or before March 31. An employee's request to carry over vacation shall not be unreasonably denied.

3.   COMPUTATION OF VACATION PAY

     A) Vacation pay will be computed based on the employee's adjusted rate plus applicable night work and 7-day coverage bonuses in effect during the vacation absence.

4.    EMPLOYEES LEAVING THE COMPANY

     A) When an employee's service with the COMPANY is terminated before the employee has taken vacation with pay to which eligible, an allowance in lieu thereof will be granted, except that:

         (1) An employee granted a leave of absence shall be granted vacation with pay to which eligible, ordinarily before the leave of absence begins.

         (2) No vacation or allowance in lieu thereof shall be granted to an employee who is dismissed for unsatisfactory conduct.

     B) An employee granted vacation or allowance in lieu thereof as provided in Paragraph 4(A) shall also be granted vacation or allowance in lieu thereof, as applicable, for any vacation rescheduled or carried over from the previous calendar year in accordance with Paragraphs 2(E), 2(F), 2(H) or 2(I), respectively.

     C) In the event an employee dies before taking all the vacation to which eligible as provided in this article, an allowance in lieu of the vacation not taken will be paid to the employee's beneficiary, or to the employee's estate if no beneficiary is designated.

     D) An employee whose service with the COMPANY is terminated shall not be required to make repayment for any vacation already taken to which the employee might become ineligible in accordance with the provisions of Paragraph 4(A)(2).

                             ARTICLE 14 - HOLIDAYS

1. The following shall be recognized as holidays covered by this agreement, and the calendar day on which the holiday falls shall be observed as the holiday, except as provided in Paragraphs 2, 3 and 4:


==========================================================================================================================
             New Year's Day                              Good Friday                              Easter Sunday
--------------------------------------------------------------------------------------------------------------------------
              Memorial Day                             Independence Day                             Labor Day
--------------------------------------------------------------------------------------------------------------------------
            Thanksgiving Day                      Day After Thanksgiving (A)                 Day Before Christmas (B)
--------------------------------------------------------------------------------------------------------------------------
              Christmas Day
==========================================================================================================================

     A) The holiday Day After Thanksgiving shall be the workday within the scheduled weekly tour which immediately follows the day observed as the Thanksgiving Day holiday.

     B) The holiday Day Before Christmas shall be the workday within the scheduled weekly tour which immediately precedes the day observed as the Christmas Day holiday.

2. When a holiday specified in Paragraph 1 falls on Sunday (or, for a 7-day coverage employee, such employee's day in lieu of Sunday), the first following day within the employee's scheduled weekly tour shall be observed as the holiday.

3. When a holiday specified in Paragraph 1 falls on Saturday (or, for a 7-day coverage employee, on such employee's day in lieu of Saturday), the Company shall designate any one of the following as the day to be observed as such holiday:

     A)  The calendar day on which the holiday falls, or

     B) The workday, within the employee's scheduled weekly tour, which immediately precedes the calendar day on which the holiday falls, or

     C) The workday, within the employee's scheduled weekly tour, which immediately follows the calendar day on which the holiday falls.

4. The holiday period shall be the period between midnight and midnight on the day observed as the holiday as specified in Paragraphs 1, 2 or 3, except that for shifts crossing midnight, it shall be the 24 consecutive hour period beginning with the regular starting time on the day observed as the holiday. (By mutual agreement between the COMPANY and the UNION, the holiday period for shifts crossing midnight may be changed for a particular holiday to the 24 consecutive hour period beginning with the regular starting time on the eve of the day observed as the holiday).

5. When, in observance of the holiday, an employee is not scheduled to work on a day observed as a holiday within the employee's scheduled weekly tour, the employee shall receive a holiday allowance not to exceed eight hours at his or her adjusted rate plus applicable night work and 7-day coverage bonuses for time not worked during the employee's scheduled daily tour, provided such employee receives pay from the COMPANY for all or part of either the employee's scheduled workday preceding or scheduled workday following the day observed as the holiday.

6. When the COMPANY designates the Saturday (or a 7-day coverage employee's day in lieu of Saturday) on which the holiday falls as the day to be observed as the holiday and an employee is not scheduled to work on such day, such employee shall receive a holiday allowance not to exceed eight hours at his or her adjusted rate plus applicable night work and 7-day coverage bonuses for time not worked during the employee's scheduled daily tour, provided the employee works all or part of both such scheduled daily tours preceding and following such Saturday and is excused by the COMPANY for all partial-day absences on such preceding and following days. Paid-for vacation absences shall be considered as time worked for purposes of this paragraph.

7. An employee who is scheduled to work on a day observed as a holiday but who is absent on such day shall not be paid holiday allowance, except that subject to the provisions of Paragraph 5 or Paragraph 6, whichever is applicable, holiday allowance shall be paid:

     A) Provided the employee's absence from work on the holiday is due to sickness or injury sustained otherwise than in the course of employment, and such absence is substantiated by a physician's certificate acceptable to the COMPANY, or

     B) For the portion of the employee's scheduled daily tour not worked, in the event that while at work on such day, the employee is sent home by the COMPANY because of sickness or injury.

     C) In the event an employee is absent for reasons beyond his or her control on any day observed as a holiday during the month of December, excluding Christmas Day and day before Christmas, but including any floating holiday, such day may be rescheduled in the following calendar year if the employee so requests provided it is completed prior to April 1.

                         ARTICLE 15 - EXCUSED WORK DAYS

1. A regular employee with seniority of six months on January 1 in the current year shall be eligible for four excused work days with pay and one excused work day without pay during that year.

2. The COMPANY shall have the option of converting one paid excused work day to a designated day provided the COMPANY so designates prior to January 31 of the current year.

     A) An employee in any work group for which an excused work day is designated by the COMPANY and who is not otherwise eligible for a paid excused work day shall be excused and paid for such designated day, provided he or she is on the active payroll of the COMPANY on the designated excused work day.

3. An employee who is not required to work on any paid excused work day shall receive pay not to exceed eight hours at his or her adjusted rate plus applicable night work and 7-day coverage bonuses for such day.

4. If an employee agrees to work on any paid excused work day and, in the event the COMPANY determines that such day cannot be rescheduled, such employee shall be paid as follows:

     A) An employee who works on any paid excused work day shall be paid in lieu of his or her excused work day in accordance with the provisions of Paragraph 3 and shall in addition be paid for all hours worked on such day in the same manner as a regularly scheduled work day.

     B) Time worked by an employee on an excused work day shall be considered time worked for all purposes.

5. An employee who is absent with pay on a non-designated excused work day shall be permitted to reschedule such day.

6. Non-designated excused work days may be scheduled in one-half day increments.

7. The COMPANY and the UNION recognize that it may be in the best interest of employees to have the ability to take time off for brief intervals because of personal, immediate needs. Accordingly, for the years 1997, 1998, and 1999, up to three excused work days (EWDs) may be used as follows:

     A) An employee may designate and schedule, as applicable, three EWDs to be used flexibly. This provision shall apply to an employee's unpaid EWD and/or his/her paid EWDs which are not designated by the COMPANY.

     B) Each flexible EWD may be divided into increments of two hours for an increment, provided, however, that where the length of an employee's scheduled daily tour is not evenly divisible by two, the last increment of each EWD may be less than two hours.

         (1) An increment may be taken at any time during the year up to and including the actual scheduled flexible EWD provided:

              (a) the employee's supervisor is notified before the beginning of the tour

              (b) such time granted is consistent with the needs of the business.

     C) The time may be taken based on the employee's personal need to take the time.

     D) Any remaining portion of the excused work day(s) so designated must be taken no later than the end of each calendar year.

8. In the event that it is necessary for an employee to be absent for a death in his or her immediate family, as provided in Article 16, Pay Treatment for Absences, on a day the employee had previously scheduled as a paid excused work day, such day shall be rescheduled, provided, however, that the combined number of excused work days and vacation days which may be rescheduled in accordance with this article and Article 13, Vacations, shall not exceed the number of days determined by the COMPANY to be a reasonable absence under Article 16, Paragraph 2(C).

9. An employee who cannot take a non-designated excused work day because of reasons beyond his or her control may reschedule such excused work day into the following year, provided that any excused work day so rescheduled shall be completed prior to April 1.

     A) The provisions of Paragraph 9 also may be applied in the event of a death in an employee's immediate family occurring in December.

     B) Except as provided in Paragraphs 9 or 9(A), an excused work day shall not be rescheduled into the following year.

     C) Under no circumstances shall an employee be paid an allowance in lieu of any excused work days not taken prior to termination of employment.

                    ARTICLE 16 - PAY TREATMENT FOR ABSENCES

1.   GENERAL

     A) Before an employee is granted absence with pay under any of the provisions of this article, such employee shall submit satisfactory evidence to substantiate the reason for such absence.

          (1) It is recognized that there shall be no duplication of payment by the Company for the same period of absence whether to be paid for under the provisions of any agreement between the parties or otherwise.

          (2) Pay for absences, as provided herein, shall be computed at an employee's adjusted rate plus applicable night work and 7-day coverage bonuses in effect on the first full or partial day of such absence.

2.   DEATH IN FAMILY

     A) An employee shall be granted reasonable absence, defined below, because of a death in his or her immediate family with pay for such time lost from assigned COMPANY duty, provided the employee's seniority is six months or more at the time such absence begins.

     B) An employee's immediate family shall be considered as husband, wife, son, daughter, mother, father, mother-in-law, father-in-law, grandparent, grandchild, sister, brother. Also any relative residing with the employee.

     C) In determining reasonable absence, consideration shall be given to the relationship of the employee to the deceased and the responsibility of the employee for making funeral arrangements. However, for deaths of a husband, wife, son, daughter, mother or father, a reasonable absence shall not exceed five consecutive scheduled daily tours. For all other immediate family members, a reasonable absence shall not exceed three consecutive scheduled daily tours.

3.   JURY DUTY AND OTHER COURT ATTENDANCE

     A) An employee summoned for jury duty or to serve as a witness (not as a plaintiff or defendant) in a court case which necessitates absence from assigned COMPANY duty within the employee's scheduled weekly tour shall be granted pay for such absence. Such an employee shall report for regular assigned COMPANY duty while excused from such attendance in court unless it is impossible or unreasonable to do so.

4.   QUARANTINE

     A) An employee required to be absent due to quarantine imposed by duly constituted health authorities shall be paid for such absence the amount, if any, that would be paid if the employee were sick.

5.   SERVICE AS JUDGES AND CLERKS OF ELECTION

     A) An employee appointed to serve as a judge or a clerk of election whose service necessitates absence from assigned COMPANY duty within the employee's scheduled weekly tour may be excused for such absence, consistent with the needs of the business, and when so excused, shall be paid for such absence the amount, if any, by which the employee's pay at adjusted rate exceeds the compensation received for such election board service.

6.   SICKNESS ABSENCE

     A) Subject to all the other provisions of this paragraph, an employee absent because of personal sickness for consecutive days of sickness absence up to but not including eight (8) days, will be paid for such absence as provided in Paragraph 6(A)(1). For the purpose of computing consecutive days of sickness absence, the first (1st) day of such absence will start at the time within the employee's SCHEDULED DAILY and WEEKLY TOUR when the employee is first absent due to sickness disability and shall continue for a period of twenty-four (24) consecutive hours thereafter. Subsequent consecutive days of such absence will start and end at the same times on the days following.

         (1) An employee absent as provided in Paragraph 6(A) will be paid for such time lost (not to exceed eight (8) hours per day) within the employee's SCHEDULED DAILY and WEEKLY TOUR, based on the employee's seniority on the first (1st) day of such absence, as follows:


========================================================================================================
SENIORITY                                            PAYMENT
--------------------------------------------------------------------------------------------------------
Less than two (2) years                              None
--------------------------------------------------------------------------------------------------------
Two (2) years but less than five (5 years)           Commencing with third (3rd) day of absence within
                                                     employee's SCHEDULED WEEKLY TOUR
--------------------------------------------------------------------------------------------------------
Five (5) years but less than ten (10) years          Commencing with second (2nd) day of absence within
                                                     employee's SCHEDULED WEEKLY TOUR
--------------------------------------------------------------------------------------------------------
Ten (10) years or more                               Commencing first (1st) day of absence within
                                                     employee's SCHEDULED WEEKLY TOUR
========================================================================================================

          (2) No sickness absence payment shall be made for any such time for which benefits are paid under the Sickness and Accident Disability Benefit Plan, nor for which holiday allowance, in accordance with ARTICLE 14, HOLIDAYS, is paid.

          (3) The COMPANY may require the employee to furnish a physician's certificate, acceptable to the COMPANY, showing inability to work during the entire period of sickness absence.

          (4) It is understood on disputes between the COMPANY physician and the employee's personal physician concerning the employee's ability to return to work following a sickness absence, when a dispute arises that cannot be resolved through discussion between the two physicians, the COMPANY physician will seek an independent medical evaluation (IME) from a third party before making a final decision regarding the employee's ability to return to work.

7.   VETERANS' ABSENCES

     A) Necessary absences of veterans during scheduled weekly tours within the first year of reinstatement from special leave of absence for the purpose of visiting a government hospital, doctor, or Veterans Bureau in connection with service-incurred disabilities when so scheduled by a government agency shall be paid for, subject to a limitation on such payments of ten scheduled daily tours or an equivalent number of hours. A copy of the government agency letter authorizing the veterans to visit the doctor, or other satisfactory evidence of the necessity for absence will be required as a condition of payment for the time lost.

8.   OTHER PERSONAL REASONS

     A) An employee who is absent because of personal reasons not covered elsewhere in this article and other than is covered in Paragraph 9 of
         Article 5, UNION Representation, may, at the discretion of the COMPANY, be granted pay for such time lost within his or her scheduled weekly tour.

                    ARTICLE 17 - FORCE ADJUSTMENT PROTECTION


1.   DEMOTIONS AND RECLASSIFICATION DUE TO LACK OF WORK

     A) When an employee would suffer an immediate reduction in standard rate because of demotion or other formal reclassification made due to lack of work or directly and immediately due to either the contracting out of work to another company or the movement of a job to another location, the employee shall be paid a wage protection allowance (WPA) starting with the effective date of such reclassification or demotion. Except as provided in Paragraph 1(B) below, such WPA shall be four (4) weeks of full pay

     B) Except as provided in Paragraph 1(C) the amount of the WPA shall be calculated as follows:

         (1) If the employee's standard rate (plus any existing WPA) is at or above the maximum rate of the Occupational Job Classification from which demoted or reclassified, the allowance shall be the difference between the standard rate (plus any existing WPA) of the Occupational Job Classification from which demoted or reclassified and the maximum rate of the new Occupational Job Classification.

         (2) If the employee's standard (plus any existing WPA) rate is below the maximum rate of the Occupational Job Classification from which demoted or reclassified, the allowance shall be the difference between the employee's standard rate (plus any existing WPA) on the job from which demoted or reclassified and the standard rate on the progression step to which assigned on the lower level Occupational Job Classification. However, such allowance will be reduced by the amount of any progression increases the employee subsequently receives in the lower level Occupational Job Classification.

     C) A WPA will be adjusted to include an amount for any standard rate supplement or any other form of wage protection which is eliminated or reduced as a result of movement to a lower level or to another location.

     D) A WPA shall be recomputed upon the employee's promotion or reclassification on an assignment at a higher level Occupational Job Classification or upon the employee's refusal of such an assignment. A WPA shall cease upon the employee's placement on an assignment at his or her former level or upon the employee's refusal of such an assignment.

         (1) In the event such an employee's WPA ceases as the result of a promotion and the employee is then again demoted within six months of such promotion, the employee will receive a WPA for a period which is limited to the remaining portion of the WPA period associated with the original demotion or transfer in the amounts applicable thereto.

2.   SHORT-TIMING

     A) When it appears desirable and possible to do so, the COMPANY shall have the right to institute short-timing, for employees in all or any part of a section, department, assistant manager's or manager's organization, or the entire plant, in an effort to avoid layoffs or force adjustments in situations where layoffs or force adjustments might otherwise be necessary because of short-term fluctuations in workload or changes or adjustments in product programs. However, nothing in this article shall require the COMPANY to introduce short-timing when in the COMPANY's judgment, layoffs or force adjustments are necessary, nor shall the COMPANY be required to short-time before any employees are laid off or any force adjustments are made.

     B) Short-timing shall mean the reduction of the scheduled weekly tour in a particular workweek as designated by the COMPANY. Any such week shall be called a short-time week.

     C) The UNION shall be given advance notice when short-time weeks are scheduled, specifying the employee(s) involved.

     D) The employees involved shall be given at least 24 hours' notice when they are scheduled to be off work due to short-timing, unless unknown or unforeseen conditions prevent the COMPANY from giving such notice.

     E) No employee shall be scheduled to be off work due to short-timing for more than a total of ten days in any 12-month period.

     F) If, in the judgment of the COMPANY, subsequent developments indicate that the lack of work or expected lack of work cannot be offset by short-timing, the COMPANY may terminate short-timing instituted in accordance with the foregoing provisions at any time upon one week's advance notice to the UNION. In such event, the COMPANY may thereupon decrease the work force as provided in Paragraph 3 of Article 9A,B,C, Movement of Personnel. Likewise, if subsequent developments indicate that work is available on a full-time basis, employees who are off due to short-timing may be recalled upon 24 hours' advance notice to such employees.

     G) An employee scheduled for a short-time week shall be paid a short-time allowance as indicated in the table below for each day off during such week due to short-timing, provided the employee works all the hours, if any, that he or she is scheduled to work during that week or, if the employee is absent from scheduled work, the absence is excused by the COMPANY. Such allowance shall be based on the employee's seniority as of the date the allowance is applicable, and the employee's scheduled daily tour and shall be a percentage of the employee's adjusted rate plus any applicable 7-day coverage and night work bonuses as follows:

===============================================================================
          Seniority                  Short-Time Allowance Percentage
-------------------------------------------------------------------------------
        Up to 6 months                             None
-------------------------------------------------------------------------------
    6 months up to 2 years                         35%
-------------------------------------------------------------------------------
     2 years up to 5 years                         50%
-------------------------------------------------------------------------------
    5 years up to 10 years                         65%
-------------------------------------------------------------------------------
    10 years up to 15 years                        75%
-------------------------------------------------------------------------------
      15 years and over                            85%
===============================================================================0

     H) Employees shall not be considered short-timed nor shall short-timing allowances be payable in the event employees' services are temporarily interrupted because of but not limited to such causes as material shortage, equipment failure, power failure, labor dispute, snowstorms, hurricanes, tornadoes, or other "acts of God", failure or disruption of house services (light, heat, water, etc.), gas leaks, fires or any situations that might imperil the health or safety of employees.

         (1) Employees who are scheduled for short-time weeks shall not be considered laid off.

              (i) Short-time weeks described herein shall not be used to affect the calculation of the number of days of vacation with pay for which an employee is eligible as provided in Paragraph 1 of Article 13, Vacations.

     I) Employees shall not be scheduled to be off due to short-timing for less than one full day, nor shall short-time allowance be payable for any time off work other than as provided herein. However, an employee who would otherwise be paid for absence in accordance with the provisions of any other article in this agreement on a day when he or she is scheduled to be off due to short-timing shall be paid for such absence at the rate (percentage) specified in the table in Paragraph 2(G), except that an employee absent due to sickness or quarantine shall be paid for such absence as provided in Paragraphs 4 and 6, respectively, of Article 16, Pay Treatment for Absences.

     J) The decision to institute short-timing and the establishment of short-time week schedules, or the termination of short-timing, shall be solely at the COMPANY's discretion. Grievances relative to short-timing may be presented in accordance with Article 7, Grievance and Arbitration Procedure.

                        ARTICLE 18 - CONTRACT EMPLOYEES

1. In the utilization of contract employees, the COMPANY will first seek such employees from the UNION, it being understood that the COMPANY in each instance shall have the right to accept or reject any contract employee the UNION tenders.

2. The COMPANY will pay the UNION for each contract employee it provides an amount no greater than it would pay any other temporary employment agency in the greater Richmond, Virginia area for the same labor.

3. In the event the UNION is unable or unwilling to supply the number of qualified contract employees required by the COMPANY, the COMPANY shall have the right to receive contract employees from any other source available.

4. The maximum number of contract employees to be in the factory at any given time is limited to 150. If a business need arises requiring additional contract employees, the COMPANY and the UNION must agree on the appropriate number to be added.

5. If a surplus condition occurs, contract employees shall be separated prior to a layoff of regular, full-time employees.

6. Contract employees will be utilized exclusively in Production Level I assignments. Contract employees will be assigned work based on minimal training requirements and desirability of assignment as agreed to by the COMPANY and the UNION.

7. The COMPANY will provide the UNION with contract employees' job assignments within one (1) week of starting work.

8. All overtime will be offered to regular full-time employees consistent with the provisions of the Agreement prior to being offered to contract employees. The sequence for offering overtime is as follows:

     A)   1st - offer within work group - same shift

     B)   2nd - offer within work group - across shifts

     C) 3rd - offer to qualified employees from other areas who have volunteered and made themselves known

     D)   4th - to contract employees for Level I jobs

9.   Dispute Resolution:

     A) Disputes pertaining to job assignments and/or overtime assignments will be referred to the Shift Administrator and the Union Vice President-Production for resolution. They will discuss the matter with the appropriate function manager. Unresolved disputes will be referred to the responsible Manufacturing Director for resolution.

     B) All other disputes pertaining to the administration of this article will be referred to the Bargaining Agent and the Local Union President for resolution.

     C)  Disputed should be resolved in 24 hours.

10. Contract employees shall be permitted to work for a period not to exceed six (6) months. In the event that a contract employee continuously works for six(6) months, then:

     A) that contract employee shall be offered full-time employment with the COMPANY, provided however, that contract employee meets all the hiring criteria of the COMPANY, and that employee's seniority shall date from his/her date of hire by the COMPANY.

     B) provided further, a contract employee may be offered full-time employment by the COMPANY prior to the conclusion of the six (6) months work at the plant.

11. Unless and until a contract employee is hired by the COMPANY as set forth above, contract employees shall not be employees of the COMPANY.

                         ARTICLE 19 - HEALTH AND SAFETY

1.   OBJECTIVES AND OBLIGATIONS OF THE PARTIES

     A) The COMPANY and the UNION will cooperate in the continuing objective to eliminate accident and health hazards. The COMPANY shall make reasonable provisions for the safety and health of its employees at the plant during the hours of their employment.

     B) The COMPANY, the UNION and the employees recognize their obligations under the existing federal and state laws and regulations with respect to safety and health matters. The COMPANY shall meet its obligation of providing a safe workplace in the manner required by law.

     C) Where the COMPANY knowingly uses toxic materials, it shall inform the affected employees what hazards, if any, are involved and what precautions shall be taken to insure the safety and health of those affected employees. Upon the request of the UNION Co-Chairman of the Safety and Health Committee, the COMPANY will provide information from material safety data sheets or their equivalent when available, on toxic substances to which employees are exposed in their workplace; provided, however, that when the information is considered proprietary, the COMPANY will so advise the UNION Co-Chairman and provide sufficient information for the UNION to make further inquiry.

     D) The COMPANY will establish where necessary, a program of periodic in-plant air sampling and noise testing under the direction of qualified personnel.

2.   PROTECTIVE DEVICES, WEARING APPAREL AND EQUIPMENT

     A) The COMPANY shall provide all necessary safety devices, wearing apparel and equipment warranted by the job. Once provided, the employees are required to use all such devices, apparel and equipment.

3.   JOINT COMPANY/UNION SAFETY COMMITTEE

The parties agree to establish a Joint COMPANY/UNION Safety Committee as follows:

     A) The committee shall be comprised of equal representation with each party having the privilege of designating an alternate for each of their respective Committee members.

     B) It shall be the responsibility of the Committee to review and discuss safety and health practices within the plant.

     C)  In carrying out its responsibilities, the committee will:

         (1)   Review the causes and prevention of accidents.

         (2) Review safety and health matters raised by bargaining unit employees.

         (3) Review possible methods of encouraging employees to form habits of safety and health, and to observe applicable rules and regulations.

         (4)  Review protective equipment or devices.

     D) The names of UNION Committee members shall be submitted in writing to the COMPANY by the Local President

                      ARTICLE 20 MISCELLANEOUS AGREEMENTS

1.    CONSOLIDATION OF JOURNEYMAN TRADES

     A) A Joint Trades Consolidation Committee, consisting of equal numbers of COMPANY and UNION representatives, will be established to develop a special cross-training curriculum designed to enhance the skills of trades employees and to enable them to perform the full range of duties contained in their respective Occupational Descriptions. In addition, this committee will have an oversight responsibility to perform benchmarking analyses, to resolve issues associated with the implementation of these trades consolidations.

     B) It is understood that these trades consolidations will not result in any trades employees being declared surplus per Paragraph 3.1 of
         Article 9B, Movement of Personnel, for the life of this agreement. However, it is also understood that this would not preclude involuntary force reductions that might occur as a result of business or volume reductions. This is not an across the board guarantee of "no layoffs..."it is a qualified guarantee that no trades layoffs will occur as a result of trades consolidations. Except as provided herein, said general agreement shall apply in accordance with its terms.

     C)  Upon completion of training set forth, above agreement becomes void.

2.   CWA COPE PAC

     A) The COMPANY will establish procedures to permit CWA represented employees to contribute to the CWA-COPE-Political Action Committee through payroll deduction.

     B) A payroll deduction authorized pursuant to this Agreement will be transmitted to the Treasurer of the CWA-COPE-Political Action Committee on a monthly basis.

     C) The COMPANY will deduct COPE payments on a weekly basis consistent with the COPE deduction card the employees have signed.

     D) Such procedures shall continue in effect during the term of this Agreement

3.   EMERGENCY RESPONSE TEAMS

     A) This will confirm our understanding concerning Emergency Response Teams. Effective ____________, employees who are members of Emergency Response Teams will receive an allowance of $75 per quarter
         ($300 per year) for serving as a member of their respective team.

4.   NEW COMPENSATION PLANS AND RECOGNITION AWARD PROGRAMS

     A) The parties recognize that it may be in their mutual interest to negotiate additional profit sharing and compensation plans during the period of the Agreement. Accordingly, the parties agree that, should the COMPANY or the UNION seek to negotiate new plans during the period of this Agreement, the initiating party shall notify the other party of its intention to open discussions. Thereafter, the COMPANY and the UNION shall work together to design and negotiate an agreed upon plan that will meet the needs of the COMPANY and the employees. Should the parties reach agreement, the plan shall be implemented upon a mutually agreed date.

     B) It is also recognized that the procedures described above shall apply to any new Recognition Award Programs which the COMPANY may seek to introduce during the period of the Agreement. For purposes of this agreement, "Recognition Award Programs" shall be deemed to include cash awards, gift certificates or other means of compensation in excess of $50 to any employee in recognition of individual or group performance.

     C) It is the intention of the parties to jointly design plans and programs that achieve the mutual goals of the UNION and the COMPANY.

5.   MILITARY LEAVES OF ABSENCE

     A) A regular employee (not temporary, term or occasional) who enters the United States Uniformed Services for Active Duty for Military Service shall be granted a Military Leave of Absence for the period of his/her necessary absence. Voluntary extension of military service beyond five (5) years shall not be construed as necessary absence. A regular employee (not temporary, term or occasional) who is a member of a reserve component or organized militia of the state and enters upon Military Training Duty will be granted a Military Leave of Absence for the period of the necessary absence for such training. The term Uniformed Services" as used herein shall mean Uniformed Services of the United States as specified in the Uniformed Services Employment and Re-employment Rights Act of 1994.

     B) An employee, on a Military Leave of Absence for Active Duty for Military Service or military training duty and who has re-employment rights under the Uniformed Services Employment and Re-employment Rights Act of 1994 and who makes application for reinstatement within the period provided in the law, will receive upon reinstatement, full service credit for the period of absence for military service or training duty.

     C) Military Leaves of Absence will be with eligibility to sickness disability benefits at the termination of the leave if the employee is then disabled but otherwise entitled to reinstatement in accordance with the terms of the ViaSystems Benefit Plans.

     D) In death cases occurring during a Military Leave of Absence, sickness death benefits, where payable, shall be based upon the term of net credited service at the time the leave was granted, plus the elapsed time of Military Leave of Absence to the date of death, and shall be computed at the time the leave began.

     E) Sickness disability benefits, where payable, shall be granted upon the net credited service at the time the leave was granted plus the elapsed time on Military Leave of Absence to the termination of such leave, and shall be computed on the basis of ViaSystems pay in effect at the time of the employee's reinstatement.

     F) ViaSystems will pay a Military Differential Pay to regular employees (not temporary, term or occasional) who receive and provide the COMPANY with a copy of military orders for military service in the U.
         S. Armed Forces subject to conditions imposed by federal law.

     G) Military Differential Pay is the excess of ViaSystems pay over military pay received by an eligible employee while on a Military Leave of Absence.

     H) ViaSystems pay is an employee's adjusted rate (excluding overtime) in effect at the time the Military Leave of Absence begins. Night work differentials, seven-day coverage and transition payments (non-lump sum) are included.

     I) Military pay is an employee's military basic pay rate in effect when the Military Leave of Absence begins. All allowances and supplementary pay elements [i.e., BAS (Basic Allowance for Subsistence), BAQ (Basic Allowance for Quarters), Hazardous Duty Pay, Proficiency Pay, Special Duty Pay] are not included.

     J) The Military Differential Pay shall be up to the limits prescribed in the following or the period of Military Service, whichever is shorter:


==========================================================================================================================
                                     And the date the leave begins the
      If the leave of absence        employee's net credited service is           Then the duration of military
        and duration are...                                                         differential pay is...
     Active Duty for Military                 1 year or less                             First 15 weeks
       Service (normally 2-5
        years) (See note 3)                   more than 1 year                           First 26 weeks

--------------------------------------------------------------------------------------------------------------------------
 Military Training Duty-normally 2               No minimum                 A max. of 13 scheduled workdays (including
               weeks                                                        holidays) in each military fiscal year (Oct.
           (See note 1)                                                     1-Sept. 30)

--------------------------------------------------------------------------------------------------------------------------
 Initial Active Duty for Training                No minimum                         First 2 weeks (10 days)
(at least 3 consecutive months but
      no more than 18 months)

--------------------------------------------------------------------------------------------------------------------------
Emergency Service                                No minimum                 A max. of 13 scheduled workdays (including
                                                                            holidays) in each calendar year (See note 2)

==========================================================================================================================

         Note 1: Includes attendance at schools for special military courses of instruction which may last several months.

         Note 2: An absence for Emergency Service does not affect an employee's right or eligibility with respect to Military Training Duty, Initial Active Duty for Training, or Active Duty for Military Service. If the local emergency situation exceeds 13 scheduled workdays, pay treatment for additional time must be approved by the ViaSystems Pension Plan Administrator

         Note 3: Payment of Military Differential Pay, for up to the maximum duration's described above, is limited to the time when an employee initially enters Active Duty for Military Service. The employee is not again eligible for the maximum payments, regardless of the number of times the employee enters Active Duty for Military Service.

     K) Regular employees who volunteer for Military Training Duty (including attendance at schools for special military courses or instruction) or Emergency Service without receiving military pay, will be authorized time off, but without ViaSystems pay or Military Differential Pay.

     L) Upon furnishing official written documentation to his/her supervisor, a regular employee may be granted up to three (3) scheduled workdays off with pay to report for registration, testing and/or a physical examination for induction into Active Duty for Military Service or Initial Active Duty for Training.

     M) An employee who receives a notice to report for Active Duty for Military Service or any Military Training Duty, shall immediately present such notice to his/her supervisor.

6.   EMPLOYEE ASSISTANCE PROGRAM

     A) The COMPANY agrees to develop an Employee Assistance Program (EAP) which will provide assistance in dealing with alcoholism, drug abuse, emotional illness and other medical/behavioral problems. The Program will utilize qualified professionals including employees who have a thorough knowledge of workplace environment and of the services offered by the EAP.

7.   RETURN TO THE UNIT

     A) This will confirm our understanding in applying the COMPANY's policy of returning employees to the bargaining unit. For an employee who leaves the bargaining unit and later returns to the bargaining unit within two (2) years, the COMPANY will return the employee to the same occupational job classification from which they left. If the employee returns to the bargaining unit beyond two (2) years, then the employee shall return to an entry level position

8.   OTHER TRADES AGREEMENTS

     A) Reinstatement of the Special Projects Trades Team Letter Of Understanding will require the agreement of both parties.

     B) The COMPANY will utilize the Joint Skilled Trades Committee in an effort to plan maintenance work so as to avoid scheduling overtime on weekends.

     C) Journeyman Trades overtime will be administered in accordance with the attached guidelines for the Assignment and Distribution of Overtime.

     D) Journeyman Trades guidelines for the assignment and distribution of overtime

         (1) Overtime will be distributed to employees in their respective crafts by shift.

         (2) Trades employees working on 7-day coverage assignments or in the areas listed below will be considered in a separate universe for the purpose of overtime distribution:

         AC & RM
         Planning
         Operating Engineering
         Water & Waste Treatment
         Toolroom

         (3) They will cover for themselves within their own specific crafts and universes except during emergency situations.

         (4) The COMPANY will offer overtime opportunities to the low person first. Business reasons could result in other than the low person being scheduled. In this case, a grievance will not be filed unless there was a spread of more than 28 hours between the low person and the person scheduled to work. No attempt shall be made to balance overtime between shifts. The low person rule shall apply when scheduling mid-week overtime, with mid-week emergency overtime being the only exception.

         (5) Trades employees interested in working the upcoming weekend will sign up each week by 4:00 A.M. Wednesday for 3rd shift, 11:00 A.M. Wednesday for 1st shift, and 7:00 P.M. Wednesday for 2nd shift.

         (6) Trades employees who do not sign up will be charged with a refusal provided their cumulative equivalent hours paid are less than those of the highest trades employee selected to work in their craft. All actual overtime hours worked will always be charged.

         (7) Trades employees who are unable to work overtime because of a work restriction, or who are unable to sign up because of sickness, vacation, etc., will be charged with a refusal if their cumulative equivalent paid hours are less than those of the highest trades employee selected to work in the craft. Those who fail to report for scheduled overtime will be charged with the same hours that would have been paid. Any employee offered an overtime opportunity with less than 24 hours notice will not be charged with a refusal.

         (8) Trades employees who sign up but are not scheduled to work will not be charged with a refusal. Trades employees who are scheduled to work will be notified prior to the end of their Thursday shift.

         (9) Trades employees may sign up to work Sunday overtime only, but if only Sunday is worked, then the individual will be charged with 12 hours for the Saturday not worked, if Saturday was refused.

         (10) Trades employees in their respective crafts will be given the opportunity to work overtime before the opportunity is presented to the Project Trades Planners. No attempt will be made to keep Project Trades Planner's overtime even with their original craft.

              (A)  RECORD KEEPING

                  (i) The UNION will maintain a record of cumulative hours paid (refused and worked) and will provide a copy to the COMPANY prior to 12:00 noon on Wednesday for the upcoming weekend overtime. A reasonable period of time each week will be paid for by the COMPANY to perform this task.

                  (ii) Records will be kept on an annual basis starting over each January. The low person will be brought to zero, and any spreads will be carried into the new year.

                  (iii)  Overtime averaging:

                         a) New employee - average of the trade at the time of entry.

                         b) Upgraded employee - average of the trade at the time of upgrade.

                         c) Reclassified employee - average of the new trade at the time of reclassification.

                         d) Shift change - average of the trade on the new shift at the time of the change.

                  (iv) Overtime hours worked and refused will be charged as hours paid and will be calculated as follows:

                           8 hours Saturday or holiday = 12 hours charged 8 hours Sunday = 16 hours charged

                           Any changes or variations to these guidelines must be mutually agreed upon by both parties.

     E) The COMPANY will issue a JOURNEYMAN Card, a specimen of which is attached hereto as Appendix C, to each JOURNEYMAN who:

          (1) is currently classified a JOURNEYMAN and assigned in a JOURNEYMAN TRADES OCCUPATION and

          (2) has satisfactorily completed an accredited apprenticeship training program in said occupation, or has performed in said occupation for at least ten (10) years and has progressed to the MAXIMUM RATE applicable hereto.

9.   OUTSOURCING

     A)   Skilled Trades Universe and Salary Graded Universe

          The COMPANY will not outsource work traditionally performed by bargaining unit trades or salary graded employees unless one or more of the following conditions exists:

          (1) The skills, manpower, and/or equipment needed are not available in the plant, or

          (2) The work is on a project of short duration or accelerated schedule that the use of Company employees is not practical.

     B)   Production Universe

          (1) In the event the COMPANY decides to outsource production work traditionally performed at the plant, in whole or in part, it shall notify the UNION on a monthly basis of all production work it intends to outsource in the near term. Work transferred to, or produced by other COMPANY plants, shall not be considered outsourcing, unless it causes a layoff.

10.  SCHEDULING TIME OFF

     A) It was agreed that any employee who cannot take any holiday scheduled in the month of December (excluding Christmas Eve and Christmas), or his or her vacation or Excused Work Days in a calendar year, because of needs of the business the employee may schedule such paid days in the next calendar year, provided such days are taken by March 31 of that year.

11.  EDUCATIONAL SUPPORT EFFORT

     A) The COMPANY and the UNION agree that tuition assistance to occupational employees is an integral and important aspect of the overall employee developmental process.

     B) ViaSystems, as it seeks ways to make tuition assistance more responsive to individual employee needs and to conform to government regulations, may at times find it necessary to alter certain aspects of the Tuition Assistance Plan. Where it becomes necessary to change the Plan to conform with applicable government regulations, the COMPANY shall notify the UNION in writing. Negotiations shall then take place if requested by the UNION. In the event of such negotiations, the changes proposed by the COMPANY shall not be implemented until (a) agreement is reached, or (b) the COMPANY determines that timely action is required by law, regulation, order, determination or ruling whichever occurs sooner.

     C) In all other cases, the COMPANY agrees that it will not make any changes in the Tuition Assistance Plan which would reduce or diminish the benefits or privileges provided by such Plan for employees represented by the UNION without negotiating such changes with the UNION. The COMPANY and the UNION further agree that the changes implementing the $4,000 and $5,000 caps have been agreed to pursuant to these provisions.

12.  FLEXIBLE EXCUSED WORK DAY

     A) The COMPANY and the UNION recognize that it may be in the best interest of employees to have the ability to take time off for brief intervals because of personal, immediate needs. Accordingly, for the years 1997, 1998 and 1999, up to three (3) Excused Work Days (EWDs) may be used as follows:

         (1) An employee may designate and schedule, as applicable, three (3) EWDs to be used flexibly. This provision shall apply to an employee's unpaid EWD and/or his/her paid EWD(s) which are not designated by the COMPANY.

         (2) Each flexible EWD may be divided into increments of two (2) hours for an increment, provided, however, that where the length of an employee's scheduled daily tour is not evenly divisible by two
              (2), the last increment of each EWD may be less than two (2) hours.

         (3) An increment may be taken at any time during the vacation schedule period up to and including the actual scheduled Excused Work Day provided his/her supervisor is notified before the beginning of the tour and not more than 25 percent of the work group has already been granted time off. In the event more than 25 percent of the work group is scheduled off, then the time may be granted consistent with the needs of the business.

         (4) The time may be taken based on the employee's personal need to take the time.

         (5) If there is unused time available on the day of the so-scheduled EWD, the employee must take the remaining time on the scheduled day even if that increment is less than two (2) hours.

13.  EMPLOYEE PREFERENCE DATABASE

     A) This will confirm our understanding to jointly develop an employee preference database as a replacement for the job posting and bidding process.

     B) The UNION and the COMPANY will appoint an equal number of representatives to begin work on an employee preference database system as soon as possible after ratification of this Agreement.

     C) Any Agreement on a new employee preference database system will not be subject to membership ratification.

14.  VIASYSTEMS STATEMENT ON SUBSTANCE ABUSE

The Company is concerned about the safety of employees and their general state of health and well-being. Because the Company recognizes that its employees are not immune to the problems associated with substance abuse in society today, it has established a policy to help them contend with these problems and to prevent drug or alcohol use which adversely affects job performance and safety.

Comprehensive health care benefits are available for treatment of alcohol and drug problems. In addition, the Employee Assistance Program (EAP) has been established so that individuals with substance abuse problems or other personal difficulties will be encouraged to seek help.

The Company has an obligation to provide a safe work environment free from substance abuse and its effects. With this in mind, the Company's Policy on Substance Abuse is as follows:

The Company recognizes that some types of substance dependence can be treated successfully. Employees with dependence problems are encouraged to seek help voluntarily through EAP or other means. Although an employee's rehabilitation efforts will be strongly supported, participation in EAP will not serve as protection against a normal disciplinary process associated with job performance and behavior. Likewise, employees who continue to have detectable quantities of illegal drugs in their bodies, whether or not impaired on the job, will not be protected from discipline by agreeing to participate in EAP.

The Company will not engage in the random testing of employees for substance abuse except when required to do so by law.

ALCOHOL AND CONTROLLED SUBSTANCE TESTING POLICY

1.   Applicants for Employment:

An applicant for employment with the Company who has been offered employment will be given a drug screen prior to placement in the position that she/he has been offered. Applicants for employment will be subject to alcohol testing when required by law. An applicant who has a positive test result will be rejected from employment.

2.   Employees:

     A. An employee will be subject to controlled substance ("drug") and alcohol testing under the following circumstances:

         1) "For cause" testing will be based on a "reasonable suspicion." A determination that a "reasonable suspicion" exists must be based on specific, contemporaneous, articulable observations concerning appearance, behavior, speech or body odors of the employee. The determination must be made by a supervisor who has specific training in the identification of drug and alcohol abuse. "Cause" will be determined in consultation with a licensed health professional.

         2) The supervisor shall determine and convey "reasonable suspicion" To a qualified health care provider before the health care provider proceeds to evaluate the employee.

         3) The supervisor shall tell the employee the reason for medical evaluation prior to sending the employee for medical evaluation which may include drug and alcohol testing. The employee will be told that the medical evaluation may include a drug and alcohol test.

         4) A qualified health care provider will determine "reasonable suspicion" before subjecting an employee to a drug and/or alcohol test.

         5) The supervisor will give the employee an opportunity to provide an explanation for the problem prior to taking any of the above steps. If the employee initiates a discussion of substance abuse or another personal problem, or if the discussion indicates that a personal problem may be the cause of poor performance or behavior, the supervisor will advise the employee to seek help through the EAP or their medical benefits.

         6) Following a positive drug and alcohol test, employees should be subject to unannounced testing only if recommended by a substance abuse professional. Any unannounced testing shall be limited to a five-year period following a positive test for CDL holders and a two-year period for non-CDL holders.

     B. In the event an employee, under any circumstances set forth above, refuses to take a drug or alcohol screen, such refusal shall be deemed for all purposes to be a positive result under this policy.

3.   TEST PROCEDURES

Except when required by law or regulation, the visual observation of an employee producing a urine specimen may not take place.

Test samples will be analyzed by a Department of Health and Human Services ("DHHS") certified laboratory utilizing scientifically reliable technology. Within 72 hours following a Medical Review Officer's ("MRO") notice to an employee that she/he has tested positive for drugs, the employee or the employee's designated representative may request the MRO to have a reanalysis of a portion of the positive test sample conducted by a DHHS certified laboratory designated by the employee or the employee's designated representative.

This reanalysis shall be at the employee's expense. If the reanalysis is negative, the employee will have the cost of the reanalysis refunded by the Company and the results will be deemed conclusive.

4.    NOTIFICATION OF POSITIVE RESULTS:

Applicants for employment who have been offered positions with the Company and employees who have tested for alcohol or drugs will be informed of a positive test result.

A positive test result will be disclosed to an employee's legal or designated representative if the employee provides the Company with a written authorization to release the information.

5.    CONSEQUENCES:

      A.  Drug Tests:

          An employee who tests positive for drugs will be subject to the following consequences:

          1) On the first occasion of a positive drug test, the employee: (i) may be suspended from work without pay with a suspension of a maximum of two (2) weeks; (ii) will be warned that a second positive test may result in a suspension of up to four (4) weeks and a third positive test may result in dismissal; (iii) shall be evaluated by a Substance Abuse Professional ("SAP"); (iv) will be restricted from driving, working on a vehicle or performing other safety sensitive functions until she/he is evaluated by a SAP and tests negative on a drug test; and (v) will be subject to unannounced testing as required by law but not to exceed two years.

          2) On the second occasion of a positive drug test, the employee: (i) may be suspended without pay for up to four (4) weeks; (ii) will be warned that she/he may be dismissed should she/he have a third positive drug test; (iii) shall be evaluated by a (SAP); will be restricted from driving, working on a vehicle, or performing other safety sensitive functions until she/he is evaluated by an SAP and tests "negative" on a test; and (v) will be subject to unannounced testing as required by law but not to exceed two years.

          3) On the third occasion of a positive drug test, the employee may be dismissed.

          4) Employees who do not produce a urine specimen of at least 45 ml will be directed to consume up to 40 ounces of liquid over a three hour period. Employees who are still unable to produce an adequate specimen will be referred to a company designated physician to evaluate whether such inability is medically related.

     B.  Alcohol Tests:

         1) Consequences of positive test results showing .04 or more grams of alcohol per 210 liters of breath:

              A) On the first occasion, the employee may be suspended from work for a maximum of two (2) weeks; will be warned that a second positive test may result in a suspension of up to four
                  (4) weeks and a third positive test may result in dismissal; shall be evaluated by a Substance Abuse Professional (SAP), will be restricted from driving a vehicle, working on a vehicle, or performing other safety sensitive functions until she/he is evaluated by a SAP and tests less than .02 grams of alcohol per 210 liters of breath on an alcohol test; and will be subject to unannounced testing as required by law but not to exceed two years.

              B) On the second occasion, the employee may be suspended for a maximum of four weeks; will be warned that she/he may be dismissed should she/he have a third positive alcohol test; shall be evaluated by SAP, will be restricted from driving a vehicle, working on a vehicle, or performing other safety sensitive functions until she/he is evaluated by an SAP and tests less than .02 grams of alcohol per 210 liters of breath in an alcohol test and will be subject to unannounced testing as required by law but not to exceed two years.

              C) On the third occasion of a positive alcohol test, the employee may be dismissed.

         2) Consequences of positive test results showing .02 but less than .04 grams per 210 liters of breath for employees who are required to have a Commercial Driver's License:

              If at any time an employee is tested for alcohol and has a test result reflecting .02 but less than .04 grams of alcohol per 210 liters of breath in her/his body, she/he may be suspended without pay for the remainder of the day and be restricted from driving, performing work on a vehicle or performing other safety sensitive functions for 24 hours. She/he will also be warned of the consequences of additional positive tests set forth in this section. Employees who are restricted from working more than twice within a rolling twelve month period following the date of the first positive alcohol test reflecting .02 but less than .04 grams of alcohol per 210 liters of breath will be subject to the following consequences:

              A) On the third occasion of a positive alcohol test during a rolling 12 month period reflecting .02 but less than .04 grams of alcohol per 210 liters of breath, the employee may be given a suspension of up to four weeks; and

              B) On the fourth occasion of a positive test during a rolling 12 month period reflecting .02 but less than .04 grams of alcohol per 210 liters of breath, the employee may be dismissed.

15.  PENSION

     Viasystems will establish a defined benefit pension plan. This plan will be designed to receive assets transferred by Lucent Corporation which represent the pension benefits accrued by ViaSystems employees during their employment with Lucent and its predecessors.

     The newly defined plan will maintain benefits equal to those represented by the assets transferred by Lucent. The plan will be frozen at current levels of benefit. Any costs related to the new pension plan will be paid by ViaSystems, though such costs may be offset by any excess assets generated by future investment earnings. Any earnings in excess of plan administrative expenses will be deemed to be the property of the plan participants and distributed as per a future agreement between the parties.

16.  INSURANCE

     ViaSystems will cover all costs related to the establishment and operation of the following Insurance benefit programs:

     A) MEDICAL, PRESCRIPTION DRUG AND VISION CARE insurance plans, which mirror the coverage made available to ViaSystems employees by the previous employer.

     B) LIFE INSURANCE to automatically provide for one year base pay, without employee contribution. (Employees may apply for additional coverage and are responsible for the payment of resulting premiums.) Employees may elect to purchase DEPENDENT LIFE INSURANCE through an employer sponsored program.

     C) ACCIDENTAL DEATH AND DISABILITY insurance providing for one years base pay, at employer expense. The policies offered will include supplemental insurance available at the employee's option and expense. (Additional, dependent coverage may be purchased at the employee's option.)

     D) LONG TERM DISABILITY coverage will provide for the replacement of 50% of base pay after short-term disability benefits have been exhausted. Benefits can continue until the end of the qualifying disability or to age 65, whichever occurs first.

17.   FLEXIBLE SPENDING/REIMBURSEMENT ACCOUNTS

The employer will also establish flexible spending/reimbursement accounts to allow participants to set aside pre-tax dollars to provide reimbursement for qualified expenses for dependent care and medical care expenses.

18.   SAVINGS PLAN

ViaSystems will work with the CWA Savings and Retirement Trust to establish a "401(K)" savings plan. Employees may contribute up to 15% of their annual pay to their account, subject to the IRS annual contribution limitations. The employer will make a basic, minimum contribution of 1.0% of each employee's annual pay regardless of the employee's level of participation. In addition, the employer agrees to match fifty cents for each dollar of an employee's contribution up to a maximum employer match of 2.5% of annual pay assuming an employee contribution of at least 5%. The employer will insure that both the employee contributions and the employer's match are deposited into the employee's account as often as the employee receives his or her pay.

                              ARTICLE 21 DURATION

This Agreement shall become effective at 12:01 a.m. on December 30th, but only if ratified by the Union membership and the Company so notified on or before 11:59 p.m. on November 26th, 1996. When so effective, it shall continue in effect until 11:59 p.m. on December 29th, 1999. However, in accordance with and subject to the following provisions, this Agreement may be reopened once during its term solely for the purpose of negotiating changes in basic wages and other economic issues. Such reopening shall take place 23 months from the effective date of this Agreement.

In Witness Whereof, the parties have executed this Agreement on the day and year first above written.


For the UNION                               For the COMPANY


----------------------------------          ----------------------------------
Jack R. Dotson, CWA Representative          Alan I. Berger, Attorney at Law


----------------------------------          ----------------------------------
Thomas A. Thurston, President               Larry S. Bacon, Sr. Vice President
  Local 2260


----------------------------------          ----------------------------------
Raffael A. Toskes, Committee                Richard Mattern, Plant Manager


----------------------------------
Kathy S. Clark, Committee


----------------------------------
John Reynolds, Committee

                                   APPENDIX A
                                 WAGE SCHEDULES


                               PL1                  PL2                   PL3                  PL3A
        STEP1                 $7.39                $9.83                 $11.09               $16.19
        STEP2                 $7.91                $10.30                $11.53
        STEP3                 $8.47                $10.78                $12.05
        STEP4                 $9.07                $11.30                $12.59
        STEP5                 $9.71                $11.83                $13.16
        STEP6                $10.39                $12.39                $13.75
        STEP7                $11.12                $12.98                $14.37
        STEP8                $11.91                $13.60                $15.01
        STEP9                $12.75                $14.24                $15.69


                                              TRADES GROUP II                      TRADES TRAINEE
               STEP1                               $16.63                              $10.93
               STEP2                               $17.39                              $11.82
               STEP3                               $18.18                              $12.79
               STEP4                               $19.01                              $13.83
               STEP5                               $19.87                              $14.97
               STEP6                               $20.77                              $16.19
               STEP7                               $21.72                              $17.51
               STEP8                                                                   $18.94
               STEP9                                                                   $20.49



                              TIER2                TIER3                 TIER4                 TIER5
        STEP1                 $236                  $275                  $327                 $400
        STEP2                 $259                  $302                  $359                 $439
        STEP3                 $284                  $332                  $394                 $482
        STEP4                 $312                  $364                  $433                 $529
        STEP5                 $343                  $400                  $475                 $581
        STEP6                 $376                  $439                  $522                 $638
        STEP7                 $413                  $483                  $573                 $700
        STEP8                 $454                  $530                  $629                 $769
        STEP9                 $498                  $582                  $691                 $844

                                   APPENDIX B

                        OCCUPATIONAL JOB CLASSIFICATIONS



PRODUCTION OCCUPATION LEVEL PLAN CLASSIFICATIONS


Production Occupation Level I
Production Specialist

Production Occupation Level II
Senior Production Specialist

Production Occupation Level III
Production Planner

Production Occupation Level IIIA
Electrical Repairer





JOURNEYMAN TRADES PLAN CLASSIFICATION


Air Conditioning & Refrigeration Mechanic
Control Systems Technician
Composite Master Toolmaker
Manufacturing Systems Technician
Operating Engineer
Project Trades Planner
Water & Waste Treatment Operator
Trades Trainee

                   TIER PLAN OCCUPATIONAL JOB CLASSIFICATIONS


OCCUPATIONAL JOB CLASSIFICATION                      CORRIDOR

TIER 2
Secretary                                            Not Applicable
Senior Clerk                                         Not Applicable

TIER 3
Senior Secretary                                     Not Applicable
Associate                                            Not Applicable

TIER 4
Administrative Analyst                               Administrative
Computer Operations Analyst                          Computer Operations
Drafting Analyst                                     Drafting
Financial Analyst                                    Financial
Materials Management Analyst                         Materials Management
Technical Support Analyst                            Technical Support
Lab Assistant (Environmental)                        Not Applicable

TIER 5
Senior Administrative Analyst                        Administrative
Senior Computer Operations Analyst                   Computer Operations
Senior Drafting Analyst                              Drafting
Senior Financial Analyst                             Financial
Senior Materials Management Analyst                  Materials Management
Senior Technical Support Analyst                     Technical Support


                                   APPENDIX C

                   JOURNEYMAN CARD -- JOURNEYMAN TRADES PLAN




           ----------------------------------------------------------
                                JOURNEYMAN CARD


                     This certifies that ______________________
                     has qualified as a journeyman ____________
                     at ViaSystems Technologies, Inc.
                     Date:      /     /

                  CWA Local 2260   ViaSystems Tech. Inc.

           ----------------------------------------------------------

                             SAMPLE JOURNEYMAN CARD